PROSPECTUS SUPPLEMENT NO. 9

Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-123008

OXIS INTERNATIONAL
PROSPECTUS SUPPLEMENT NO. 9 DATED NOVEMBER 15, 2006
TO THE PROSPECTUS DATED APRIL 12, 2006

This Prospectus Supplement No. 9 supplements our Prospectus dated April 12, 2006 with the following attached documents:

A.	Form 8-K Current Report dated November 13, 2006
B.	Form 10-QSB Quarterly Report dated November 14, 2006
C.	Form 8-K Current Report dated November 15, 2006

The attached information modifies and supersedes, in part, the information in the prospectus. Any information that is modified or superseded in the prospectus shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement No. 9 should be read in conjunction with Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4, Prospectus Supplement No. 5, Prospectus Supplement No. 6, Prospectus Supplement No. 7, Prospectus Supplement No. 8 and the Prospectus, each of which are required to be delivered with this Prospectus Supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THE PROSPECTUS, AS
SUPPLEMENTED BY THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS
TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

The date of this prospectus supplement is November 15, 2006.

 INDEX TO FILINGS

Annex
Form 8-K Current Report of the registrant filed with the Securities and Exchange Commission on November 13, 2006	A
Form 10-QSB Quarterly Report of the registrant filed with the Securities and Exchange Commission on November 14, 2006	B
Form 8-K Current Report of the registrant filed with the Securities and Exchange Commission on November 15, 2006	C

Annex A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 11/6/2006

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of Principal Executive Offices, Including Zip Code)

650-212-2568
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2006, OXIS International, Inc. (“OXIS”) entered into an Employment Agreement with Marvin S. Hausman, M.D., the President and Chief Executive Officer of OXIS and the Chairman of the Board of Directors. The commencement date of the agreement was set retroactively at October 15, 2006 (the “Commencement Date”).

Pursuant to the Employment Agreement, Dr. Hausman will continue to serve as the President and Chief Executive Officer of OXIS for a three year period from the Commencement Date, thereafter on a one year basis. Dr. Hausman will receive annual compensation in the amount of $250,000, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Dr. Hausman was issued 347,222 restricted shares. During the three year term of the agreement, Dr. Hausman shall receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board of Directors and its Compensation Committee. During the remainder of calendar year 2006, Dr. Hausman’s bonus shall be pro rated on an annual bonus rate in the range of 25% to 50% of his base salary, and the bonus for subsequent years of the term of the agreement shall be in a similar target range. The bonuses payable hereunder shall be paid in cash, although at Dr. Hausman’s sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrants to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Dr. Hausman of the bonus for a particular year. Once OXIS has raised at least $2.5 million in one or more financings (equity, debt or convertible debt, in addition to the financing closed on October 25, 2006) or in a strategic transaction (in each case, a Qualifying Finance), Dr. Hausman may elect, at any time, in lieu of receiving a quarterly issuance of stock (or warrants in lieu thereof), to receive his base salary in cash, payable monthly on OXIS’s regular pay cycle for professional employees. As part of the compensation under the Employment Agreement, OXIS granted Dr. Hausman a ten year a non-qualified option to purchase 495,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 247,500 options vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 247,500 options vesting in eight quarterly installments over the following two years (the “Initial Option Grant”). Additionally, OXIS granted Dr. Hausman, as a sign on bonus, 500,000 restricted shares of common stock and a ten year common stock purchase warrant to purchase 1,505,000 shares at an exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. OXIS shall provide Dr. Hausman with an annual office expense allowance of $50,000, for the costs of maintaining an office in the Stevenson, Washington area. The office expense allowance shall be payable quarterly in advance in the form of common stock, at a price equal to 85% of the Market Price. For the first installment, representing $12,500 of the office expense allowance, Dr. Hausman was issued 69,444 restricted shares of common stock. Hereafter, the office allowance expense will be paid promptly after the determination of the Market Price on the dates that are three months, six months and nine months from the date hereof, and quarterly thereafter for the duration of the term of the agreement. Notwithstanding the foregoing, once OXIS has completed a Qualifying Financing, the office expense allowance will be paid in cash in advance, commencing for the quarter next following the quarter in which the Qualifying Financing occurred. Additionally, Dr. Hausman shall receive family health and dental insurance benefits and short-term and long-term disability policies.

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Upon termination for cause, all compensation due to Dr. Hausman under the agreement will cease, other than a right to participate in continued group health insurance for a certain period of time (this applies to all terminations, except if Dr, Hausman terminates without good reason) and any unexercised portions of his stock options shall expire upon such termination. In the event that OXIS terminates Dr. Hausman’s employment within one year of a change of control, Dr Hausman shall receive an amount equal to twelve months of base salary for the then current term of the agreement (which is in addition to the base salary paid to Dr. Hausman after OXIS’ delivery of notice of termination and the actual date of termination) plus an amount equal to the prior year’s bonus (and if occurring before the bonus for 2007 has been determined, an amount equal to 50% of the then current base salary), and the full vesting of Dr. Hausman’s stock options, and extended exercisability thereof until their respective expiration dates. In the event that the OXIS terminates its relationship with Dr. Hausman, including a non-renewal of the agreement by OXIS, but other than upon a change of control, death, disability or cause, Dr. Hausman shall receive the following: (i) if employment was terminated during the calendar year 2006, an amount equal to six months of the then current base salary; if employment was terminated commencing in the calendar year 2007 or if OXIS elects not to renew the agreement, an amount equal to twelve months of base salary for the then current term of the agreement plus an amount equal to the prior year’s bonus (and if occurring before the bonus for 2007 has been determined, an amount equal to 50% of the then current base salary); (ii) if employment was terminated during the calendar year 2006, 50% of the previously unvested portion of the Initial Option Grant shall vest and such vested options shall be exercisable until their respective expiration dates; if employment was terminated commencing in the calendar year 2007 and thereafter or if OXIS elects not to renew the agreement following the initial three year term or any additional term, all stock options granted to Dr. Hausman (including without limitation the Initial Option Grant) shall immediately vest and shall remain exercisable until their respective expiration dates. In the event Dr. Hausman terminates his relationship with OXIS for good reason within one (1) year of the occurrence of the event which established the good reason, or for good reason within one year of a change of control, Dr. Hausman shall receive the following: (i) if the termination occurred during the calendar year 2006 for good reason, an amount equal to six months of base salary; if the termination occurred during the calendar year 2006 due to a change of control, an amount equal to twelve months of base salary; if termination for good reason occurred during the calendar year 2007 or thereafter, an amount equal to twelve months of the then current base salary plus an amount equal to the prior year’s bonus (and if occurring before the bonus for 2007 has been determined, an amount equal to 50% of the then current base salary); (ii) if termination occurred during the calendar year 2006, 50% of the previously unvested portion of the Initial Option Grant shall vest and such vested options shall be exercisable until their respective expiration dates, except that if termination is by Dr. Hausman for good reason subsequent to a change of control, then 100% of any option grants to Dr. Hausman (including, without limitation, the Initial Option Grant) shall vest and shall remain exercisable until its respective expiration dates; if employment was terminated commencing in the calendar year 2007 and thereafter, all stock options granted to Dr. Hausman (including, without limitation, the Initial Option Grant) shall immediately vest and shall remain exercisable until their respective expiration dates.

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On November 6, 2006, OXIS entered into an Advisory Agreement with Ambient Advisors LLC (the “Advisor”). Gary M. Post, a member of the board of directors, is the manager of Ambient Advisors LLC. The commencement date of the agreement was set retroactively at October 15, 2006 (the “Commencement Date”).

Pursuant to the Advisory Agreement, the Advisor will provide certain services pertaining to strategic planning, financial planning and budgeting, investor relations, corporate finance and such additional roles and responsibilities as requested for a three year period from the Commencement Date, thereafter on a one year basis. The Advisor will receive annual compensation in the amount of $83,333, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, the Advisor received a ten year warrant to purchase 173,608 shares with an exercise price of $0.20 per share, vesting immediately. As part of the compensation under the Advisory Agreement, OXIS granted the Advisor a ten year common stock purchase warrant to purchase 550,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 275,000 warrants vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 275,000 warrants vesting in eight quarterly installments over the following two years. Additionally, OXIS granted the Advisor, as a sign on bonus, a non-qualified option to purchase 333,333 shares at exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. During the three year term of the agreement, the Advisor shall receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board of Directors and its Compensation Committee. During the remainder of calendar year 2006, the Advisor’s bonus shall be pro rated on an annual bonus rate in the range of 25% to 50% of the advisory fee, and the bonus for subsequent years of the term of the agreement shall be in a similar target range. The bonuses payable hereunder shall be paid in cash, although at the Advisor’s sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrants to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to the Advisor of the bonus for a particular year.

If OXIS terminates the Advisory Agreement without cause after the six month anniversary of November 6, 2006, the Advisor shall receive an amount equal to twelve months of the advisory fee in a lump sum payment and all outstanding stock options shall become fully vested and the warrants vested as of the date of termination and the stock options shall remain exercisable through their respective expiration dates. If OXIS terminates this Agreement without cause prior the six month anniversary of November 6, 2006, Advisor shall be paid any expenses due to him and all vested stock options and warrants shall remain exercisable through their respective expiration dates. If OXIS terminates Advisor for cause, Advisor shall not be entitled to any further payments of its advisory fee hereunder, and any unexercised stock options shall expire. If the Advisor resigns for whatever reason, or if Gary M. Post dies or becomes disabled, the Advisor shall not be entitled to any further payments of the advisory fee hereunder, all unvested stock options and warrants shall expire, and all vested stock options and warrants shall remain exercisable until their respective expiration dates.

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On November 6, 2006, OXIS entered into an Consulting Agreement with John E. Repine, M.D. The commencement date of the agreement was set retroactively at October 15, 2006 (the “Commencement Date”).

Pursuant to the Consulting Agreement, Dr. Repine shall advise OXIS concerning matters of antioxidant and inflammation research and potential acquisitions (including products/compounds/intellectual property, companies), product research and development, and the development and establishment of reference labs for oxidative stress and inflammatory reactions for a three year period from the Commencement Date, thereafter on a one year basis. Dr. Repine will receive annual compensation in the amount of $36,000, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Dr. Repine received 50,000 restricted shares. As part of the compensation under the Consulting Agreement, OXIS granted Dr. Repine a ten year stock option to purchase 200,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 100,000 options vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 100,000 options vesting in eight quarterly installments over the following two years. Additionally, OXIS granted Dr. Repine, as a sign on bonus, a non-qualified option to purchase 200,000 shares at exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. During the term of the Consulting Agreement, Dr. Repine shall be eligible to receive annual and special bonuses based upon the attainment of agreed upon goals and milestones as determined by the OXIS Chief Executive Officer. Each bonus payable shall be paid in cash, although at Dr. Repine’s sole option, such bonus may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrants to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Dr. Repine of the particular bonus.

If OXIS terminates the Consulting Agreement without cause after the six month anniversary of November 6, 2006, Dr. Repine shall receive an amount equal to twelve months of the advisory fee in a lump sum payment and all outstanding stock options shall become fully vested and the warrants vested as of the date of termination and the stock options shall remain exercisable through their respective expiration dates. If OXIS terminates this Agreement without cause prior the six month anniversary of November 6, 2006, Dr. Repine shall be paid any expenses due to him and all vested stock options and warrants shall remain exercisable through their respective expiration dates. If OXIS terminates Dr. Repine for cause, Dr. Repine shall not be entitled to any further payments of his advisory fee hereunder, and any unexercised stock options shall expire. If Dr. Repine resigns for whatever reason, or if he dies or becomes disabled, Dr. Repine shall not be entitled to any further payments of the consulting fee hereunder, all unvested stock options and warrants shall expire, and all vested stock options and warrants shall remain exercisable until their respective expiration dates.

All shares of common stock issuable to Drs. Hausman, Repine and Ambient Advisors or issuable upon the exercise of the warrants to be issued in lieu thereof pursuant to the above agreements, shall have the benefit of piggyback registration rights, pursuant to a Registration Rights Agreement to be executed by OXIS and Drs. Hausman, Repine and Ambient Advisors.

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The foregoing summary of the material terms of the Employment Agreement with Dr. Hausman, the Advisory Agreement with Ambient Advisors and the Consulting Agreement with Dr. Repine are qualified in their entirety by the text of those documents attached as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between OXIS International, Inc. and Marvin S. Hausman, M.D. dated November 6, 2006.

10.2	Advisory Agreement between OXIS International, Inc. and Ambient Advisors, LLC dated November 6, 2006.

10.3	Consulting Agreement between OXIS International, Inc. and John E. Repine, M.D. dated November 6, 2006.

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Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.

Date: November 13, 2006	By:	/s/ MICHAEL D. CENTRON
Michael D. Centron
Title: Vice President and Chief Financial Officer

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Exhibit 10.1

EMPLOYMENT AGREEMENT

Employment Agreement dated as of November 6, 2006, between OXIS INTERNATIONAL INC., a Delaware corporation (with its successors and assigns, referred to as the “Corporation”) and MARVIN S. HAUSMAN, M.D. (hereinafter referred to as “HAUSMAN”).

PRELIMINARY STATEMENT

The Corporation desires to employ HAUSMAN as President and Chief Executive Officer of the Corporation, and HAUSMAN wishes to be employed by the Corporation, upon the terms and subject to the conditions set forth in this Agreement. The Corporation and HAUSMAN also wish to enter into the other agreements set forth in this Agreement, all of which are related to HAUSMAN’s employment under this Agreement.

AGREEMENT

HAUSMAN and the Corporation therefore agree as follows:

1.  Term of Employment. The Corporation hereby employs HAUSMAN and HAUSMAN hereby accepts employment with the Corporation for the period (the “Initial Term”) commencing as of October 15, 2006 (the “Commencement Date”), and ending on the third anniversary of the Commencement Date hereof or upon the earlier termination of the Initial Term pursuant to Section 6. The Initial Term will be extended automatically for additional one-year periods (each, an “Additional Term,” together with the Initial Term, the “Term”), subject to the rights of the parties generally to terminate this Agreement in accordance with the provisions of Section 6(a). The termination of the Term for any reason shall end HAUSMAN’s employment under this Agreement, but, except as otherwise set forth herein, shall not terminate HAUSMAN’s or the Corporation’s other agreements in this Agreement.

2.  Position and Duties. Upon the commencement of the Initial Term, HAUSMAN shall serve as President and Chief Executive Officer of the Corporation. HAUSMAN shall also serve as the Chairman of the Board of Directors and shall also hold such additional positions and titles as the Board of Directors (“Board”) may determine from time to time. HAUSMAN shall report to the Board. During the Term, HAUSMAN shall devote substantial time and attention to performing his duties as an employee of the Corporation. The Corporation acknowledges that the foregoing sentence shall not restrict HAUSMAN from devoting time and attention to other business ventures, including without limitation those activities identified on Schedule A annexed hereto, which the Corporation acknowledges are not business opportunities of the Corporation. Additionally, HAUSMAN may continue serving on the Board of Directors of TorreyPines Therapeutics, Inc. and as a member of its Board committees and may serve in similar capacities with other companies or organizations subject to his obtaining prior approval from Board.

3.  Compensation.

(a)  Base Salary. The Corporation shall pay HAUSMAN a base salary, beginning on the first day of the Initial Term and ending on the last day of the Initial Term, of $250,000 per annum. The base salary initially will be payable quarterly in advance in the form of the Corporation’s common stock (“Common Stock”), at a price equal to 85% of the “Market Price” for the Corporation’s common stock, which shall equal the average of the closing price for the five trading days prior to the date that the issuance is authorized by the Board of Directors. In lieu of receiving Common Stock for such payments, HAUSMAN may elect to receive that number of ten year Warrants (with cashless exercise provisions) equal to 1.5 times the number of shares of Common Stock that would otherwise be received, at an exercise price equal to the Market Price. The first installment, representing $67,500 of HAUSMAN’s base salary, and payable at HAUSMAN’s election either in the shares of Common Stock or form of warrants described in the foregoing sentence, will be paid promptly after the initial determination of the Market Price, and thereafter, will be paid on the dates that are three months, six months and nine months from the date hereof, and quarterly thereafter for the duration of the Term. Notwithstanding the foregoing, once the Corporation has raised at least $2.5 million in one or more financings (equity, debt or convertible debt, in addition to the financing closed on October 27, 2006) or in a strategic transaction (a “Qualifying Financing”), HAUSMAN may elect, at any time, in lieu of receiving a quarterly issuance of stock (or warrants in lieu thereof), to receive his base salary in cash, payable monthly on the Corporation’s regular pay cycle for professional employees. All shares of Common Stock issuable to HAUSMAN under Sections 3 and 4 hereof (if not otherwise registered pursuant to an existing stock option plan covered by a registration statement on Form S-8), or upon the exercise of the warrants to be issued in lieu thereof ,shall have the benefit of piggyback registration rights, pursuant to a Registration Rights Agreement to be executed by the Corporation and HAUSMAN (the “Registration Rights Agreement”); provided, however, that the failure to execute such a Registration Rights Agreement shall not limit HAUSMAN’s piggyback registration rights hereunder. Furthermore, the Corporation will obtain advice of counsel that the issuance of shares of Common Stock by the Corporation to HAUSMAN under Sections 3 and 4 hereof do not violate the provisions of Section 203 of the Delaware General Corporation Law. Following the Initial Term, the Board shall, in accordance with its customary review of executive management compensation, review HAUSMAN’s base salary and make adjustments the Board (or its Compensation Committee) feels are appropriate, but in any event HAUSMAN’s base salary shall not be lower than $250,000.

(b) Other and Additional Compensation.

(i) Annual Bonus. During the Term, HAUSMAN shall receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board and its Compensation Committee. During the remainder of calendar year 2006, HAUSMAN’s bonus shall be pro rated on an annual bonus rate in the range of 25% to 50% of his base salary, and his bonus for subsequent years of the Term shall be in a similar target range. Additional bonus calculations and payments determined by the Board and the Compensation Committee shall be made based upon (i) each $1 million in combined annual sales of the Corporation and its subsidiary BioCheck exceeding $6,500,000, (ii) successful financings an/or strategic transactions completed, taking into account the aggregate amount of funds raised for the Corporation and (iii) performance of the trading price of the Common Stock. The bonuses payable hereunder shall be paid in cash, although at HAUSMAN’s sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrants to be issued in lieu of the number of shares of Common Stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to HAUSMAN of the bonus for a particular year (which shall also be the exercise price of the warrants, if the Advisor elects to receive warrants). HAUSMAN shall make his election no more than ten (10) days following notification by the Corporation of his bonus award, and the failure to make timely election shall mean that HAUSMAN shall receive the bonus in the form of cash.

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(ii) Stock Options. As soon as practicable following execution of this Agreement, HAUSMAN shall be granted options for the purchase of up to 495,000 shares (the “Initial Option Grant”) of Common Stock under the Corporation’s existing stock option plan (the “Plan”). The terms of the grant, including the vesting schedule and exercise price of the Initial Option Grant, shall be as set forth in a separate option agreement executed by and between the parties and will provide, among other things, (i) for cashless exercise provisions and (ii) for the vesting of 247,500 options in four equal quarterly installments commencing on the date that is three months from the Commencement Date and every three months thereafter, (iii) for the vesting of the remaining 247,500 options in eight quarterly installments over the subsequent two years and (iv) for an exercise price equal to the average of the closing bid and asked prices for the Common Stock on the trading day immediately prior to the date hereof. Subsequent stock option grants, including an annual grant in 2007, will be determined annually by the Board and the Compensation Committee, taking into account the previous year’s performance of the Corporation’s Common Stock, sales, revenue and income performance, as well as the frequency and success of financings and/or strategic transactions.

(iii) Additional Compensation. The foregoing establishes the minimum compensation during the Term and shall not preclude the Board from awarding HAUSMAN a higher salary or any additional bonuses or stock options in the event of a successful financing or strategic transaction or otherwise, and in any event, in the discretion of the Board.

(iv) Sign-on Bonus. As a sign-on bonus and as soon as practicable following execution of this Agreement, , the Corporation shall issue to HAUSMAN 500,000 shares of Common Stock and ten year warrants (the “Warrants”) to purchase 1,505,000 shares of Common Stock, at an exercise price equal to the Market Price. The Warrants shall have a cashless exercise provision and otherwise shall be in form mutually satisfactory to the parties. All of the shares of Common Stock issued under this Section 3(b)(iv) will be subject to repurchase by the Corporation at a price of par value per share, and the amount of shares subject to repurchase will be reduced in six equal monthly increments commencing on the 30 days after the Commencement Date and every 30th day thereafter until 180 days after the Commencement Date, when none of such shares shall be subject to repurchase. The Warrants issued under this Section 3(b)(iv) will vest monthly in six equal installments, commencing on the date that is 30 days after the Commencement Date, through the 180th day after the Commencement Date.

4.  Employee Benefits.

(a) General. During the Term, HAUSMAN shall be entitled to the employee benefits generally made available to the Corporation’s executive officers, including four-weeks paid vacation (no more than 2 weeks per month) and all U.S. national holidays, participation in the Corporation’s 401(k) plan or other plans that may be made available from time to time to the Corporation’s executive officers. Additionally, HAUSMAN shall receive family health and dental insurance benefits. As soon as reasonably practicable following the date hereof, the Corporation shall arrange for and maintain short-term and long-term disability policies for benefit of HAUSMAN in such amounts generally customary for similarly situated executive employees in the industry.

(b) Other Benefits. During the Term, the Corporation shall provide HAUSMAN with an annual office expense allowance of $50,000, for the costs of maintaining an office in the Stevenson, Washington area. The office expense allowance shall be payable quarterly in advance in the form of Common Stock, at a price equal to 85% of the Market Price. The first installment, representing $12,500 of the office expense allowance, will be paid promptly after the determination of the Market Price, and thereafter, will be paid on the dates that are three months, six months and nine months from the date hereof, and quarterly thereafter for the duration of the Term. Notwithstanding the foregoing, once the Corporation has completed a Qualifying Financing, the office expense allowance will be paid in cash in advance, commencing for the quarter next following the quarter in which the Qualifying Financing occurred.

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(c) Indemnification. The Corporation will indemnify HAUSMAN for his actions in the capacity as an officer and director of the Corporation and any of its subsidiaries to the full extent permitted by law and as provided in the Corporation’s Certificate of Incorporation and by-laws.

5.  Expenses. During the Term, the Corporation shall reimburse HAUSMAN in cash for actual out-of-pocket travel, entertainment and other business expenses incurred by him in the performance of his services for the Corporation upon the receipt of appropriate documentation of such expenses.

6.  Termination; Non-Renewal.

(a)  General. The Term shall end immediately upon HAUSMAN’s death, or upon termination for Cause, Disability or Good Reason, each as defined in Section 7. Upon termination of the Term due to HAUSMAN’s death, all compensation due HAUSMAN under this Agreement will cease. In all other cases, (i) the Corporation may terminate this Agreement either upon sixty (60) days prior written notice, if such termination shall be effective in the calendar year 2006, or otherwise upon ninety (90) days written notice and (ii) HAUSMAN may terminate this Agreement upon sixty (60) days written notice. The parties agree that the mere act to providing notice to the other party of termination shall not in any event be deemed to provide such other party the right to immediately terminate this Agreement.

The Corporation may elect not to renew this Agreement by giving no less than 90 days written notice prior to the expiration of any Term. HAUSMAN may elect not to renew this Agreement by giving not less than 60 days written notice prior to the expiration of any Term. Upon the receipt of any notice of non-renewal as provided in this Section 6(a), HAUSMAN shall continue to be compensated in the manner set forth in this Agreement until the expiration of the applicable Term.

(b)  Notice of Termination - Generally. Any termination by the Corporation of HAUSMAN’s employment hereunder shall be in writing and delivered to HAUSMAN at the address set forth herein or at such address kept in the records of the Corporation and shall specify the reasons for such termination.

(c)   Termination by the Corporation for Cause. Any written notice of termination by the Corporation of HAUSMAN for Cause shall, to the extent determined by the Board that the Cause is curable, allow HAUSMAN the opportunity to cure, but in any event no more than ten (10) days (except in the event of a termination pursuant to Section 7(a)(vi), in which case the cure period shall be 30 days). Such notice of termination shall also state in reasonable detail the Board’s understanding of the facts leading to the determination of Cause. Upon the Corporation’s final termination of the Term for Cause, all compensation due to HAUSMAN under this Agreement will cease, other than that described in Section 9 below. Moreover, any unexercised portions of the Initial Option Grant or other stock option grants to HAUSMAN by the Corporation shall expire upon such termination.

(d)  Termination by the Corporation upon a Change of Control. In the event that the Corporation terminates its relationship with HAUSMAN within one (1) year of a “Change of Control”, as defined in Section 7(c), other than for Cause, HAUSMAN shall receive the following:

(i) an amount equal to twelve (12) months of base salary for the then current Term (which is in addition to the base salary paid to HAUSMAN after the Corporation’s delivery of notice of termination pursuant to Section 6 and the actual date of termination) plus an amount equal to the prior year’s bonus (and if occurring before the bonus for 2007 has been determined, an amount equal to 50% of the then current base salary); and

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(ii) the full vesting of the Initial Option Grant and any other stock option grants to HAUSMAN by the Corporation, and extended exercisability thereof until their respective expiration dates; and

(iii) Other Compensation (as defined in Section 9); and

(iv) If the foregoing payments and benefits provided to HAUSMAN in Sections 6(d)(i) through (iii) above (the “Change of Control Payments”) are or become subject to the tax (“Excise Tax”) imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Corporation shall pay to HAUSMAN such amount (the “Gross-up Payment”) as may be necessary to place HAUSMAN in the same after-tax position as if no portion of the Change of Control Payments and any amounts paid to him pursuant to this paragraph 6(d) had been subject to the Excise Tax.

For the avoidance of doubt, HAUSMAN shall be entitled to the foregoing benefits once notice of termination is given by the Corporation pursuant to this Section 6(d), regardless of his subsequent Death or Disability.

(e)  Termination by the Corporation other than upon Change of Control, Death, Disability or Cause. In the event that the Corporation terminates its relationship with HAUSMAN, including a non-renewal of this Agreement by the Corporation but other than upon a Change of Control, Death, Disability or Cause, HAUSMAN shall receive the following:

(i) if employment was terminated during the calendar year 2006, an amount equal to six (6) months of the then current base salary; if employment was terminated commencing in the calendar year 2007 or if the Corporation elects not to renew this Agreement following the Initial Term or any Additional Term, an amount equal to twelve (12) months of base salary for the then current Term plus an amount equal to the prior year’s bonus (and if occurring before the bonus for 2007 has been determined, an amount equal to 50% of the then current base salary) ;

(ii) if employment was terminated during the calendar year 2006, 50% of the previously unvested portion of the Initial Option Grant shall vest and such vested options shall be exercisable until their respective expiration dates; if employment was terminated commencing in the calendar year 2007 and thereafter or if the Corporation elects not to renew this Agreement following the Initial Term or any Additional Term, all stock options granted to HAUSMAN (including without limitation the Initial Option Grant) shall immediately vest and shall remain exercisable until their respective expiration dates; and

(iii) Other Compensation.

(f)  Termination by HAUSMAN upon Good Reason; Other Terminations. In the event HAUSMAN terminates his relationship with the Corporation for “Good Reason” as defined in Section 7, within one (1) year of the occurrence of the event which established the “Good Reason,” or for “Good Reason” within one (1) year of a Change of Control, HAUSMAN shall receive the following:

(i) if the termination occurred during the calendar year 2006 for Good Reason, an amount equal to six (6) months of base salary; if the termination occurred during the calendar year 2006 due to a Change of Control, an amount equal to twelve (12) months of base salary; if termination for Good Reason occurred during the calendar year 2007 or thereafter, an amount equal to twelve (12) months of the then current base salary plus an amount equal to the prior year’s bonus (and if occurring before the bonus for 2007 has been determined, an amount equal to 50% of the then current base salary);

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(ii) if termination occurred during the calendar year 2006, 50% of the previously unvested portion of the Initial Option Grant shall vest and such vested options shall be exercisable until their respective expiration dates, except that if termination is by HAUSMAN for Good Reason subsequent to a Change of Control, then 100% of any option grants to HAUSMAN (including, without limitation, the Initial Option Grant) shall vest and shall remain exercisable until its respective expiration dates; if employment was terminated commencing in the calendar year 2007 and thereafter, all stock options granted to HAUSMAN (including, without limitation, the Initial Option Grant) shall immediately vest and shall remain exercisable until their respective expiration dates; and

(iii) Other Compensation.

HAUSMAN shall provide prior written notice to the Corporation of his termination pursuant to this Section 6(f), and such notice shall describe the particular “Good Reason(s)” at issue.

If HAUSMAN otherwise terminates his employment without Good Reason, all options vested at the time of such termination shall expire on their respective expiration dates.

7.  Definitions.

(a)  "Cause" Defined.“Cause” means (i) willful malfeasance or willful misconduct by HAUSMAN in connection with his employment; (ii) HAUSMAN’s gross negligence in performing any of his duties under this Agreement; (iii) HAUSMAN’s conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any felony; (iv) HAUSMAN’s habitual drunkenness or use or possession of illegal drugs while performing his duties under this Agreement or excessive absenteeism not related to illness; (v) HAUSMAN’s material breach of any written policy applicable to all employees adopted by the Corporation; or (vi) material breach by HAUSMAN of any of his agreements in this Agreement having a material detrimental impact on the Corporation.

(b)  “Disability” Defined.“Disability” shall mean HAUSMAN’s incapacity due to physical or mental illness that results in his being unable to substantially perform his duties hereunder for six consecutive months (or for six months out of any nine-month period). During a period of Disability, HAUSMAN shall continue to receive his base salary hereunder, provided that if the Corporation provides HAUSMAN with disability insurance coverage, payments of HAUSMAN’s base salary shall be reduced by the amount of any disability insurance payments received by HAUSMAN due to such coverage. Upon termination, after the end of the period of Disability, all compensation due HAUSMAN under this Agreement shall cease.

(c)  “Change of Control” Defined. “Change of Control” shall mean the occurrence of any one or more of the following events:

(i) An acquisition (whether directly from the Corporation or otherwise) of any voting securities of the Corporation (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding Voting Securities.

(ii) The individuals who, as of the Commencement Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty-one percent (51%) of the Board; or

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(iii) Approval by the Board and, if required, stockholders of the Corporation of, or execution by the Corporation of any agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding or other non-binding document shall not constitute a Change of Control):

(A) A merger, consolidation or reorganization involving the Corporation, where either or both of the events described in Section 7(c)(i) or 7(c)(ii) would be the result;

(B) A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, the Corporation; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a subsidiary of the Corporation).

Notwithstanding anything contained in this Agreement to the contrary, if HAUSMAN’s employment is terminated prior to a Change in Control and HAUSMAN reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a “Third Party”) or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to HAUSMAN shall mean the date immediately prior to the date of such termination of HAUSMAN’s employment.

(d)  “Good Reason” Defined. “Good Reason” shall mean the occurrence, whether or not after a Change in Control, of any of the events or conditions described below:

(i) a change in HAUSMAN’s status, title, position or responsibilities (including reporting responsibilities) which represents a material adverse change from his status, title, position or responsibilities as in effect immediately prior to such change; the assignment to HAUSMAN of any duties or responsibilities which are inconsistent with his status, title, position or responsibilities as in effect immediately prior to such change; or any removal of HAUSMAN from any of such offices or positions (except in those cases where a change is either at the request of HAUSMAN, in connection with a general corporate restructuring of officer responsibilities, or a result of the promotion of HAUSMAN);

(ii) the Corporation’s requiring HAUSMAN to spend substantially all of his time performing his duties hereunder at a location other than his current home office facility, including requiring him to relocate to Foster City or the San Francisco area, except for required travel relating to the Corporation’s business;

(iii) the failure by the Corporation to provide HAUSMAN with benefits, in the aggregate, at least equal (in terms of benefit levels) to those provided for under each employee benefit plan, program and practice in which HAUSMAN was participating at any time prior to such failure; or

(iv) any material breach by the Corporation of any provision of this Agreement which is not cured within ten (10) days after the receipt of written notice by the Corporation of a description of the breach.

8. Payment Terms. Payment of any amounts to which HAUSMAN shall be entitled pursuant to the provisions of Sections 6 and 7 shall be made no later than sixty (60) days following receipt of notice of termination or the event giving rise to such termination. Any amounts payable pursuant to Sections 6 and 7 which are not made within the period specified in this Section 8 shall bear interest at a rate equal to the lesser of (i) the maximum interest rate allowable pursuant to applicable law or (ii) five points above the “prime rate” of interest as published from time-to-time in the Eastern Edition of the Wall Street Journal.
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9. Post-Termination Benefits.

The benefits hereunder shall be deemed the “Other Compensation” referenced in Section 6(d), 6(e) and 6(f) hereof. Except if HAUSMAN resigns without Good Reason (other than retirement on or after the age of 62), in the event HAUSMAN’s employment with the Corporation is terminated for any reason prior to the end of the Term, HAUSMAN and his dependents, if any, will continue to participate in any group health plan sponsored by the Corporation in which HAUSMAN was participating on the date of such termination, at a cost to HAUSMAN and his dependents equal to the amount charged by the Corporation to similarly situated employees while employed by the Corporation, for the remainder of the Initial Term or, if termination occurs within an Additional Term, for the remainder of such Additional Term. Thereafter, HAUSMAN and his dependents, if any, shall be entitled to elect to continue such health coverage, at a cost to HAUSMAN and his dependents equal to the amount paid by the Corporation for similarly situated employees while employed by the Corporation, for the longest period of time permitted by the agents of the Corporation who arrange for such health coverage, with such period to last at least twelve (12) months from the date of termination. Upon termination for any reason, in addition to any payments to which HAUSMAN may be entitled upon termination of his Employment pursuant to any provision of this Agreement, HAUSMAN shall be entitled to any benefits under any pension, supplemental pension, savings, or other employee benefit plan (other than life insurance) in which HAUSMAN was participating on the date of any such termination.

10.  Confidentiality.

(a)  "Corporation Information" Defined.“Corporation Information” means all information, knowledge or data of or pertaining to (i) the Corporation, its employees and all work undertaken on behalf of the Corporation, and (ii) any other person, firm, corporation or business organization with which the Corporation may do business during the Term, that is not in the public domain (and whether relating to methods, processes, techniques, discoveries, pricing, marketing or any other matters).

(b) Confidentiality. HAUSMAN hereby recognizes that the value of all trade secrets and other proprietary data and all other information of the Corporation not in the public domain disclosed by the Corporation in the course of his employment with the Corporation is attributable substantially to the fact that such confidential information is maintained by the Corporation in strict confidentiality and secrecy and would be unavailable to others without the expenditure of substantial time, effort or money. HAUSMAN therefore, except as provided in the next two sentences, covenants and agrees that all Corporation Information shall be kept secret and confidential at all times during and after the end of the Term and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as the Corporation may otherwise expressly authorize by action of the Board. In the event that HAUSMAN is requested in a judicial, administrative or governmental proceeding to disclose any of the Corporation Information, HAUSMAN will promptly so notify the Corporation so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. If disclosure of any of the Corporation Information is required, HAUSMAN may furnish the material so required to be furnished, but HAUSMAN will furnish only that portion of the Corporation Information that legally is required.

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11. Non-Competition, Non-disparagement and Non-Solicitation Covenants; Intellectual Property.

(a) Non-Competition. The Corporation and HAUSMAN acknowledge that: (i) the Corporation has a special interest in and derives significant benefit from the unique skills and experience of HAUSMAN; (ii) HAUSMAN will use and have access to proprietary and valuable Corporation Information (as defined in Section 10 hereof) during the course of his employment; and (iii) the agreements and covenants contained herein are essential to protect the business and goodwill of the Corporation or any of its subsidiaries, affiliates or licensees. Accordingly, except as hereinafter noted, HAUSMAN covenants and agrees that during the Term, and for a period of one year following the termination of HAUSMAN’s employment, HAUSMAN shall not provide any labor, work, services or assistance (whether as an officer, director, employee, partner, agent, owner, independent contractor, stockholder or otherwise) to a “Competing Business.” For purposes hereof, “Competing Business” shall mean any business engaged in (i) the research, diagnosis, treatment and prevention of diseases of oxidative stress associated with damage from free radical and reactive oxygen species or (ii) the provision of high quality enzyme immunoassay research services and products including immunoassay kits for cardiac and tumor markers, infectious diseases, thyroid function, steroids, and fertility hormones or any other business engaged in by the Company during the Term. Notwithstanding the foregoing, a “Competing Business” shall not include any of the business activities identified on Schedule A annexed hereto, activities which the Corporation hereby acknowledges do not constitute corporate opportunities of the Corporation and in which HAUSMAN has previously engaged and may continue to engage. In consideration of all of the compensation provisions in this Agreement, HAUSMAN agrees to the provisions of this Section 11 and also agrees that the non-competition obligations imposed herein, are fair and reasonable under all the circumstances.

(b) Non-Solicitation of Employees. HAUSMAN covenants and agrees that during the Term, and for a period of one year following termination of employment hereunder for any reason whatsoever, HAUSMAN shall not directly or indirectly solicit any other employee of or consultant to the Corporation, or any of its subsidiaries or affiliates to terminate such employee’s employment or consultant’s relationship with the Corporation, or any of its subsidiaries or affiliates, as the case may be, or to become employed by or a consultant to a Competing Business.

(c)  Ownership of Intellectual Property. Any material or other work which may be subject to copyright or patent, and which is conceived, derived, made or written by HAUSMAN in connection with the Corporation Information shall be deemed a “work for hire,” (and is herein referred to as a “Development”). As between HAUSMAN and the Corporation, HAUSMAN acknowledges that all Developments will be the sole and exclusive property of the Corporation and shall also be deemed Corporation Information under this Agreement. HAUSMAN further acknowledges the Corporation may in turn negotiate with any third party regarding their respective ownership rights to such Developments. HAUSMAN shall execute such documents as may be necessary to vest in the Corporation or any third party, if applicable, all right, title and interest in and to the Developments. The Corporation (or a third party, if applicable) will pay all costs and expenses associated with any applications and the transfer of title to Developments, including paying HAUSMAN’s reasonable attorneys’ fees for reviewing such documents and instruments presented for execution.

(d)  HAUSMAN’s Intellectual Property Rights. Notwithstanding the foregoing, the assignment by HAUSMAN to the Corporation (or a third party, if applicable) of Developments, as well as the right to apply for and obtain patents and/or registered copyrights on the same, shall be expressly limited to those specifically involving the Corporation Information relating to such projects as mutually agreed upon by the parties hereto, and shall specifically not include (i) any right, license or interest of the Corporation to general concepts, formats, methods, testing techniques, study designs, computer software or other procedures utilized or designed by HAUSMAN in performing his duties hereunder, or any general inventions, discoveries, improvements, or copyrightable materials relating thereto, nor (ii) any patentable or copyrightable materials which can be shown by competent proof not to concern the subject matter of the Corporation Information, or, which predate this Agreement or HAUSMAN’s receipt of the Corporation Information, or (iii) any intellectual property relating to HAUSMAN’s current activities identified on Schedule A.

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(e) Remedies. HAUSMAN acknowledges that any such breach of the provisions of this Section 11 is likely to result in immediate and irreparable harm to the Corporation for which money damages are likely to be inadequate. Accordingly, HAUSMAN consents to injunctive and other appropriate equitable relief upon the institution of proceedings therefor by the Corporation in order to protect its rights hereunder. Such relief may include, without limitation, an injunction to prevent: (i) the breach or continuation of HAUSMAN’s breach; (ii) HAUSMAN from disclosing any trade secrets or Corporation Information; (iii) any Competing Business from receiving from HAUSMAN or using any such trade secrets or Corporation Information; and/or (iv) any such Competing Business from retaining or seeking to retain any employees of the Corporation. The provisions of this Section 11(e) shall survive the termination of this Agreement and HAUSMAN’s Term of employment.

12. Successors and Assigns; Expenses.

(a) The Employee. This Agreement is a personal contract, and the rights and interests that the Agreement accords to HAUSMAN may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. All rights and benefits of HAUSMAN shall be for the sole personal benefit of HAUSMAN, and no other person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against HAUSMAN. Except as so provided, this Agreement shall inure to the benefit of and be binding upon HAUSMAN and his personal representatives, distributees and legatees.

(b) The Corporation. This Agreement shall be binding upon the Corporation and inure to the benefit of the Corporation and its successors and assigns.

(c) Expenses. The costs of HAUSMAN’s counsel, Adam Eilenberg, related to the negotiation, preparation and review of this Agreement, in the amount of $5,000, shall be paid by the Corporation, in the form of shares of Common Stock, based on a price equal to 85% of the Market Price, and shall be issued to Adam Eilenberg. Any shares issued pursuant to the foregoing sentence shall have the same registration rights as those being provided to HAUSMAN hereunder and pursuant to the Registration Rights Agreement. Furthermore, in the event of any dispute between HAUSMAN and the Corporation relating to this Agreement which follows a Change of Control, the Corporation will pay all reasonable legal expenses incurred by HAUSMAN in connection with such dispute unless a court of competent jurisdiction determines that the facts surrounding such dispute originates from events that occurred prior to the Change of Control.

13. Entire Agreement. This Agreement, together with the Initial Option Grant and the Registration Rights Agreement, represents the entire agreement between the parties concerning HAUSMAN’s employment with the Corporation and supersedes all prior negotiations, discussions, understandings and agreements, whether written or oral, between HAUSMAN and the Corporation relating to the subject matter of this Agreement, including any existing consulting agreements.

14. Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by HAUSMAN and by a duly authorized officer of the Corporation. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

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15. Notices. Any notice to be given under this Agreement shall be in writing and delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below, or to such other address of which such party subsequently may give notice in writing:

If to HAUSMAN:         MARVIN S. HAUSMAN, M.D
90 NW Second Street, P.O. Box 910,
Stevenson, Washington 98648

with a copy to:        Eilenberg & Krause LLP
11 East 44th Street
New York, NY 10017
Attention: Adam Eilenberg, Esq.

If to the Corporation:       OXIS International, Inc.
323 Vintage Park Drive, Suite B,
Foster City, California 94404
Attention: Chairman of the Board

with a copy to:        __________________________
__________________________
__________________________
Attention: __________________

Any notice delivered personally or by overnight courier shall be deemed given on the date delivered and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date mailed.

16. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected, and each provision of this Agreement shall be validated and shall be enforced to the fullest extent permitted by law. If for any reason any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be too broad or to any extent invalid, such provision shall not be determined to be entirely null, void and of no effect; instead, it is the intention and desire of both the Corporation and HAUSMAN that, to the extent that the provision is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions (although not greater than those contained currently contained in this Agreement) as shall be valid and enforceable under the applicable law.

17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

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18. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

19. Withholding Taxes. All salary, benefits, reimbursements and any other payments to HAUSMAN under this Agreement shall be subject to all applicable payroll and withholding taxes and deductions required by any law, rule or regulation of and federal, state or local authority.

20.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together constitute one and same instrument.

21. Applicable Law; Jurisdiction. The laws of the State of California shall govern the interpretation, validity and performance of the terms of this Agreement, without reference to rules relating to conflicts of law. Any suit, action or proceeding against HAUSMAN with respect to this Agreement, or any judgment entered by any court in respect thereof, may be brought in any court of competent jurisdiction in the State of California, as the Corporation may elect in its sole discretion, and HAUSMAN hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

[THE BALANCE OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         ___s/ Marvin S. Hausman, M.D._______
                            MARVIN S. HAUSMAN, M.D.

                            OXIS INTERNATIONAL, INC.

By:	____/s/ Michael D. Centron_____________
                          Name: Michael D. Centron
                          Title: Vice President & CFO

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SCHEDULE A

PERMITTED OUTSIDE BUSINESS ACTIVITIES OF HAUSMAN

1.
HAUSMAN’s previously disclosed current activities in the field of mushrooms and associated oxidative stress and bioactive substances, as well as to the avian flu virus, previously acknowledged by the Board not to constitute business opportunities of the Corporation.

2.
Patent activity, research and development and commercial development of patent applications and related intellectual property entitled “Identification of Selenoergothioneine as a Natural Organic Form of Selenium from Cultivated Mushrooms” for which HAUSMAN is a co-inventor.

3.
Patent activity, research and development and commercial development of patent applications and related intellectual property entitled “Identification of ergothioneine transporter and therapeutic uses thereof” to which HAUSMAN and related entities have acquired rights.

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Exhibit 10.2

ADVISORY AGREEMENT dated as of November 6, 2006, between Oxis International, Inc., a Delaware corporation (the “Company”), and Ambient Advisors LLC (the “Advisor”).

The Company desires to retain the Advisor to provide management and advisory services to the Company, and the Advisor desires to perform such management and advisory services for the Company, in each case, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

1. Retention of Advisor. The Company hereby retains the Advisor, and the Advisor hereby accepts such retention by the Company, upon the terms and conditions hereinafter set forth. The Advisor shall perform all such services as an independent contractor to the Company and not as an employee, agent or representative of the Company.

2. Term. The retention of the Advisor hereunder shall be for a period (the “Initial Term”) that commenced on October 15, 2006 (the “Commencement Date”) and shall end on October 15, 2009 or such earlier date provided in this Section 2. The Initial Term will be extended automatically for additional one-year periods (each an “Additional Term,” together with the Initial Term, the “Term”). This Agreement shall automatically terminate prior to October 15, 2009 or the expiration of any Additional Term upon the first to occur of (i) the death or disability of Mr. Gary M. Post, Managing Director of the Advisor, (ii) the resignation by the Advisor following the delivery by it to the Company of ten days’ advance written notice of such resignation or (iii) termination by the Company following the delivery to the Advisor of 60 days’ advance written notice from the Company’s Board of Directors of its intention to terminate the Agreement.

3. Duties. During the Term, the Advisor shall advise the Company and provide management services in the areas of (a) strategic planning, (b) financial planning and budgeting, (c) investor relations, (d) corporate finance (including advising on new capital formation and mergers and acquisitions), (e) day to day operational management and (f) such additional roles and responsibilities as the Advisor and the Company shall mutually agree. The parties acknowledge that Mr. Gary M. Post shall perform substantially all of the services of the Advisor under this Agreement, and that although he will not formally be named an officer of the Company, he will be empowered to sign checks and enter into contracts on the Company’s behalf in the capacity of “Acting Chief Operating Officer.” The Advisor shall report directly to, and shall reasonably update, the CEO or his designee on the status of each project, and shall reasonably coordinate its efforts with members of management, the Board of Directors and other advisors and consultants to the Company.

4. Time to be Devoted to Services. During the Term, the Advisor agrees to spend approximately one-third (1/3) of the Advisor’s working time to the provisions of services hereunder.

5. Compensation.

(a) Advisory Fee. The Company shall pay to the Advisor an advisory fee of $83,333 per annum. The advisory fee initially will be payable quarterly in advance in the form of either the Company’s common stock (“Common Stock”), at a price equal to 85% of the “Market Price” for the Company’s common stock, which shall equal the average of the closing price for the five trading days prior to the date that the issuance is authorized by the Board of Directors. In lieu of receiving Common Stock for such payments, the Advisor may elect to receive that number of ten year Warrants (with cashless exercise provisions) equal to 1.5 times the number of shares of Common Stock that would otherwise be received, at an exercise price equal to the Market Price. The first installment, representing $20,833 of the annual advisory fee, and payable at the Advisor’s election in the form of warrants described in the foregoing sentence, will be made as soon as practicable after the execution of this Agreement, and thereafter, will be paid on the dates that are three months, six months and nine months from the date hereof, and quarterly thereafter for the duration of the Term. Notwithstanding the foregoing, once the Company has raised at least $2.5 million in one or more financings (equity, debt or convertible debt, in addition to the financing closed on October 27, 2006) or in a strategic transaction (a “Qualifying Financing”), the Advisor may elect, at any time, in lieu of receiving a quarterly issuance of stock (or warrants in lieu thereof), to receive the advisory fee in cash, payable monthly on the Corporation’s regular pay cycle for professional employees. All shares of Common Stock issuable to the Advisor under this Agreement (if not otherwise registered pursuant to an existing stock option plan covered by a registration statement on Form S-8), or upon the exercise of the warrants to be issued in lieu thereof, shall have the benefit of piggyback registration rights, pursuant to a Registration Rights Agreement to be executed by the Company and the Advisor (the “Registration Rights Agreement”); provided, however, that the failure to execute such a Registration Rights Agreement shall not limit the Advisor’s piggyback registration rights hereunder. Following the Initial Term, the Board shall in accordance with its customary review of executive management and consultants’ compensation, review Advisor’s annual advisory fee and make adjustments the Board (or its Compensation Committee) feels are appropriate, but in any event Advisor’s base compensation shall not be lower than $250,000 (on a full-time annual basis).

(b) Other and Additional Compensation.

(i) Annual Bonus. During the Term, the Advisor shall receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board and its Compensation Committee. During the remainder of calendar year 2006, the Advisor’s bonus shall be pro rated on an annual bonus rate in the range of 25% to 50% of the advisory fee, and the bonus for subsequent years of the Term shall be in a similar target range. Additional bonus calculations and payments determined by the Board and the Compensation Committee shall be made based upon (i) increases in the Company’s sales and reductions in its expenses, improvements in operations, and completion of a merger with Biochek and integration of its operations with those of the Company, (ii) successful financings an/or strategic transactions completed, taking into account the aggregate amount of funds raised for the Company and (iii) performance of the trading price of the Company’s Common Stock. The bonuses payable hereunder shall be paid in cash, although at the Advisor’s sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrants to be issued in lieu of the number of shares of Common Stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to the Advisor of the bonus for a particular year (which shall also be the exercise price of the warrants, if the Advisor elects to receive warrants). The Advisor shall make its election no more than ten (10) days following notification by the Company of the bonus award, and the failure to make timely election shall mean that the Advisor shall receive the bonus in the form of cash.

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(ii) Warrants. As soon as practicable following execution of this Agreement, the Company shall issue to the Advisor ten year warrants to purchase 550,000 shares of Common Stock (the “Warrants”), at an exercise price equal to the Market Price. The Warrants shall have a cashless exercise provision and otherwise shall be in form mutually satisfactory to the parties. The Warrants will vest as follows: 275,000 Warrants in four equal quarterly installments commencing on the date that is three months from the Commencement Date and every three months thereafter, (iii) and the remaining 275,000 Warrants in eight quarterly installments over the subsequent two years and (iv) for an exercise price equal to the average of the closing bid and asked prices for the Common Stock on the trading day immediately prior to the date of the execution of this Agreement.

(iii) Additional Compensation. The foregoing establishes the minimum compensation during the Term and shall not preclude the Board from awarding the Advisor a higher salary or any additional bonuses or stock options in the event of a successful financing or strategic transaction or otherwise, and in any event, in the discretion of the Board.

(iv) Sign-on Bonus. As a sign-on bonus and as soon as practicable following execution of this Agreement, the Advisor shall be granted non-qualified options for the purchase of up to 333,333 shares (the “Initial Option Grant”) of Common Stock under the Company’s existing stock option plan (the “Plan”). The terms of the grant, including the vesting schedule and exercise price of the Initial Option Grant, shall be as set forth in a separate option agreement executed by and between the parties and will provide, among other things, (i) for cashless exercise provisions and (ii) for the vesting in six equal installments, commencing on the date that is 30 days after the Commencement Date, through the 180th day after the Commencement Date. The options issued under this Section 5(b)(iv) will vest monthly in six equal installments, commencing on the date that is 30 days after the Commencement Date, through the 180th day after the Commencement Date. Subsequent stock option grants, including an annual grant in 2007, will be determined annually by the Board and the Compensation Committee, taking into account the previous year’s performance of the Company’s Common Stock, sales, revenue and income performance, as well as the frequency and success of financings and/or strategic transactions.

6. Business Expenses: Benefits. The Company shall reimburse the Advisor in cash, in accordance with its practice from time to time, for all reasonable and necessary travel, entertainment and other expenses and other disbursements incurred by the Advisor for or on behalf of the Company in the performance of the Advisor’s duties hereunder. The Advisor shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company. Any travel expenses in excess of $1,000 for any one trip must be pre-approved by the CEO.

The Company shall have no obligation to provide any benefits to Advisor or to Gary M. Post, including without limitation, any health, life or disability benefits.

7. Indemnification; Insurance. The Company will indemnify the Advisor for its actions in the capacity as a Advisor hereunder (other than resulting from the Advisor’s gross negligence or willful misconduct) and Gary M. Post for his actions as a director of the Company and any of its subsidiaries to the full extent permitted by law and as provided in the Company’s Certificate of Incorporation and by-laws. The Company also will include the Advisor and Gary M. Post on its existing Directors and Officers liability insurance policy, which the Company represents is for a customary amount for similar public companies in the life sciences industry.

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8. Termination Payments. If the Company terminates this Agreement pursuant to Section 2(iii) without Cause after the six month anniversary of the date of this Advisory Agreement, Advisor shall receive an amount equal to twelve (12) months of the advisory fee for the then current Term in a lump sum payment and all outstanding stock options shall become fully vested and the warrants vested as of the date of termination and the stock options shall remain exercisable through their respective expiration dates. If the Company terminates this Agreement pursuant to Section 2(iii) without Cause prior the six month anniversary of the date of this Advisory Agreement, Advisor shall be paid any expenses due to him and all vested stock options and warrants shall remain exercisable through their respective expiration dates. “Cause” shall mean means (i) willful malfeasance or willful misconduct by the Advisor in connection with the performance of its duties hereunder; (ii) the Advisor’s gross negligence in performing any of its duties under this Agreement; (iii) the Advisor’s or Gary M. Post’s conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any felony; (iv) the habitual drunkenness or use or possession of illegal drugs by Gary M. Post while performing the Advisor’s duties under this Agreement or excessive absenteeism not related to illness; (v) the Advisor’s material breach of any written policy applicable to all employees and Advisors adopted by the Corporation; or (vi) material breach by the Advisor of any of its agreements in this Agreement having a material detrimental impact on the Company after written notice and a reasonable opportunity to cure of not less than 30 days.

If the Company terminates this Agreement pursuant to Section 2(iii) for Cause, the Company will only be required to give ten (10) days’ prior notice (other than pursuant to Section 8(a)(vi), for which the notice requirement is 30 days), stating in reasonable detail the Board’s understanding of the facts leading to the determination of Cause, and in such event the Advisor shall not be entitled to any further payments of its advisory fee hereunder, and any unexercised stock options shall expire.

If the Advisor resigns pursuant to Section 2(ii), for whatever reason, or if Gary M. Post dies or becomes disabled, the Advisor (or its successors or assigns) shall not be entitled to any further payments of the advisory fee hereunder, all unvested stock options and warrants shall expire, and all vested stock options and warrants shall remain exercisable until their respective expiration dates. “Disability” shall mean the incapacity of Gary Post due to physical or mental illness that results in the Advisor’s being unable to substantially perform its duties hereunder for six consecutive months (or for six months out of any nine-month period). During a period of Disability, the Advisor shall continue to receive the advisory fee hereunder.

9. Corporate Opportunities; Intellectual Property.

(a) The Advisor acknowledges that by virtue of its efforts as a Advisor hereunder to the Company and of Gary M. Post’s serving as a director, the Advisor may become aware of confidential information identified as such in writing by the Company relating to the Company’s business opportunities and potential acquisitions of companies and or technologies/compounds (“Confidential Information”), and that the Advisor will not, during the Term and for a period of 6 months thereafter (the “Restricted Period”), directly or indirectly use any such Confidential Information for its own benefit or for the benefit of any third person other than the Company or its affiliates or enter into or negotiate a transaction with any person that was the subject of the Company’s business opportunity or potential acquisition without the prior written approval of the Company or following an express decision by the CEO or the Board not to pursue the specific business opportunity or potential acquisition. The foregoing limitation shall not apply to the Advisor after the end of the Restricted Period. The restrictions set forth in this Section 9 are in addition to any of the fiduciary obligations of Gary M. Post to the Company by virtue of his being a director of the Company.

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(b) Notwithstanding the foregoing, the Company acknowledges that the Advisor may pursue its own independent business interests and activities during the Restricted Period, including those relating to life sciences and medical technologies, which the Company acknowledges are not business opportunities of the Company and, therefore, which may be pursued by the Advisor on its own or in association with others independently of the Company during the Restricted Period. The Advisor is under no obligation hereunder to identify specific potential business opportunities or acquisitions for the Company. However, once the Advisor informs the Company of a potential opportunity during the Term, it may not independently pursue that opportunity during the Restricted Period without the prior written approval of the Company or following an express decision by the CEO or the Board not to pursue the specific business opportunity or potential acquisition.

(c) Any material or other work which may be subject to copyright or patent, and which is conceived, derived, made or written by the Advisor in connection with the Confidential Information shall be deemed a “work for hire,” (and is herein referred to as a “Development”). As between the Advisor and the Company, Advisor acknowledges that all Developments will be the sole and exclusive property of the Company and shall also be deemed Confidential Information under this Agreement. The Advisor further acknowledges the Company may in turn negotiate with any third party regarding their respective ownership rights to such Developments. The Advisor shall execute such documents as may be necessary to vest in the Company or any third party, if applicable, all right, title and interest in and to the Developments. The Company (or a third party, if applicable) will pay all costs and expenses associated with any applications and the transfer of title to Developments, including paying the Advisor’s reasonable attorneys’ fees for reviewing such documents and instruments presented for execution.

(d) Notwithstanding the foregoing, the assignment by the Advisor to the Company (or a third party, if applicable) of Developments, as well as the right to apply for and obtain patents and/or registered copyrights on the same, shall be expressly limited to those specifically involving the Confidential Information relating to such projects as mutually agreed upon by the parties hereto, and shall specifically not include (i) any right, license or interest of the Company to general concepts, formats, methods, testing techniques, study designs, computer software or other procedures utilized or designed by the Advisor in performing its duties hereunder, or any general inventions, discoveries, improvements, or copyrightable materials relating thereto, nor (ii) any patentable or copyrightable materials which can be shown by competent proof not to concern the subject matter of the Confidential Information, or, which predate this Agreement or the Advisor’s receipt of the Confidential Information, or (iii) any intellectual property relating to the Advisor’s current activities.

(e) The Advisor agrees that this Section 9 may be enforced by the Company by injunction, or other equitable relief, without prejudice to any other rights and remedies that the Company may have under this Agreement and without the posting of any bond.

10. Legal Expenses. The costs of the Advisor’s counsel, Adam Eilenberg related to the negotiation, preparation and review of this Agreement, in the amount of $2,500, shall be paid by the Corporation, in the form of shares of Common Stock, based on a price equal to 85% of the Market Price, and shall be issued to Adam Eilenberg. Any shares issued pursuant to the foregoing sentence shall have the same registration rights as those being provided to Advisor hereunder and pursuant to the Registration Rights Agreement.

11. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

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If to the Company, to:

OXIS International, Inc.
323 Vintage Park Drive, Suite B
Foster City, California 94404
Attention: Chairman of the Board

if to the Advisor, to:

Ambient Advisors LLC
Box 24976
Los Angeles, CA 90024
Attention: Gary M. Post

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received in the case of personal delivery, on the date of such delivery, in the case of nationally-recognized overnight courier, on the next business day after the date when sent, in the case of telecopy transmission, when received, and in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

12. Binding Agreement; Benefit. Subject to Section 16, the provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

13. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of California (without giving effect to principles of conflicts of laws).

14. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

15. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by and agreement in writing signed by the parties.

16. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17. Assignment. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries.

18. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

[remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Advisory Agreement as of the date first written above.

                            OXIS INTERNATIONAL, INC.

                        By: /s/ Marvin S. Hausman, M.D.
                            Name:
                         Title:

                            AMBIENT ADVISORS LLC

                        By:/s/ Gary M. Post
                              Gary M. Post

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Exhibit 10.3

CONSULTING AGREEMENT dated as of November 6, 2006, between Oxis International, Inc., a Delaware corporation (the “Company”), and John E. Repine, M.D. (the “Consultant”).

The Company desires to retain the Consultant to perform consulting services in the field of antioxidant and inflammation research for the Company, and the Consultant desires to perform such consulting services for the Company, in each case, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

1. Retention of Consultant. The Company hereby retains the Consultant as a consultant, and the Consultant hereby accepts such retention by the Company, upon the terms and conditions hereinafter set forth. The Consultant shall perform all such services as an independent contractor to the Company and not as an employee, agent or representative of the Company.

2. Term. The retention of the Consultant hereunder shall be for a period commencing as of October 15, 2006 (the “Commencement Date”) and ending on October 15, 2009 or such earlier date provided in this Section 2. This Agreement shall automatically terminate prior to such date upon the first to occur of (i) the death or disability of the Consultant, (ii) the resignation by the Consultant following the delivery by him to the Company of ten days’ advance written notice of such resignation or (iii) termination by the Company following the delivery to the Consultant of 60 days’ advance written notice from the Company’s Board of Directors of its intention to terminate the Agreement. The period commencing on the Commencement Date and ending on the date of termination of the Consultant’s retention hereunder shall be called the “Term”.

3. Duties. During the Term, the Consultant shall advise the Company concerning matters of antioxidant and inflammation research and potential acquisitions (including products/compounds/intellectual property as well as companies), and product research and development. The Consultant shall also advise the Company regarding the development and establishment of reference labs for oxidative stress and inflammatory reactions. For each such matter, the Consultant will initiate his advisory services only after being requested to do so by the Chief Executive Officer of the Company (the “CEO”). At the outset of each project, the CEO will define its scope and timing. The Consultant shall report directly to, and shall reasonably update, the CEO or his designee on the status of each project, and shall reasonably coordinate his efforts with members of management and other consultants to the Company.

4. Time to be Devoted to Services. During the Term, the Consultant shall not be required to devote any specified amount of time to the provisions of services hereunder and shall only be required to devote such reasonable amount of time to the business of the Company as the Consultant shall reasonably determine to be necessary to fulfill his duties hereunder.

5. Compensation. The Company shall pay to the Consultant a consulting fee of $36,000 per annum. The consulting fee initially will be payable quarterly in advance in the form of the Company’s common stock (“Common Stock”), at a price equal to 85% of the “Market Price” for the Company’s common stock, which shall equal the average of the closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors. In lieu of receiving Common Stock for such payments, the Consultant may elect to receive that number of ten year Warrants (with cashless exercise provisions) equal to 1.5 times the number of shares of Common Stock that would otherwise be received, at an exercise price equal to the Market Price. The first installment, representing $9,000 of the annual consulting fee, and payable at the Consultant’s election either in the shares of Common Stock of form of warrants described in the foregoing sentence, will be paid promptly after the determination of the Market Price, and thereafter, will be paid on the dates that are three months, six months and nine months from the date hereof, and quarterly thereafter for the duration of the Term. Notwithstanding the foregoing, once the Company has raised at least $2.5 million in one or more financings (equity, debt or convertible debt, in addition to the financing closed on October 27, 2006) or in a strategic transaction (a “Qualifying Financing”), the consultant may elect, at any time, in lieu of receiving a quarterly issuance of stock (or warrants in lieu thereof), to receive his consulting fee in cash, payable quarterly. All shares of Common Stock issuable to the Consultant under this Agreement (if not otherwise registered pursuant to an existing stock option plan covered by a registration statement on Form S-8), or upon the exercise of the warrants to be issued in lieu thereof, shall have the benefit of piggyback registration rights, pursuant to a Registration Rights Agreement to be executed by the Company and the Consultant (the “Registration Rights Agreement”); provided, however, that the failure to execute such a Registration Rights Agreement shall not limit the Consultant’s piggyback registration rights hereunder.

6. Bonus Awards. During the Term, the Consultant shall be eligible to annual and special bonuses based upon the attainment of agreed upon goals and milestones as determined by the CEO, relating to special contributions made by the Consultant to the Company’s business, product development and intellectual property. Each bonus payable hereunder shall be paid in cash, although at the Consultant’s sole option, such bonus may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrants to be issued in lieu of the number of shares of Common Stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to the Consultant of the particular bonus (which shall also be the exercise price of the warrants, if the Consultant elects to receive warrants). The Consultant shall make his election no more than ten (10) days following notification by the Company of a bonus award, and the failure to make timely election shall mean that the Consultant shall receive the bonus in the form of cash.

7. Stock Options. As soon as practicable following execution of this Agreement, the Consultant shall be granted ten-year options for the purchase of up to 200,000 shares (the “Initial Option Grant”) of Common Stock under the Company’s existing stock option plan (the “Plan”). The terms of the grant, including the vesting schedule and exercise price of the Initial Option Grant, shall be as set forth in a separate option agreement executed by and between the parties and will provide, among other things, (i) for cashless exercise provisions and (ii) for the vesting of 100,000 options in four equal quarterly installments commencing on the date that is three months from the Commencement Date and every three months thereafter, (iii) for the vesting of the remaining 100,000 options in eight quarterly installments over the subsequent two years and (iv) for an exercise price equal to the average of the closing bid and asked prices for the Common Stock on the trading day immediately prior to the date hereof. Subsequent stock option grants will be determined annually by the Company’s Board of Directors (the “Board”) and its Compensation Committee. During the Term, the Consultant will be deemed to be an employee of the Company for the purpose of his existing stock options, including those granted pursuant to Sections 7 and 8 hereof.

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8. Sign On Bonus. As a sign-on bonus and as soon as practicable following execution of this Agreement, the Company shall issue to the Consultant an additional ten-year option under the Plan for the purchase of up to 200,000 shares (the “Sign On Option Grant”). The terms of the grant, including the vesting schedule and exercise price of the Sign On Option Grant, shall be as set forth in a separate option agreement executed by and between the parties and will provide, among other things, (i) for cashless exercise provisions, and (ii) for an exercise price equal to the average of the closing bid and asked prices for the Common Stock on the trading day immediately prior to the Commencement Date. The options issued under this Section 8 will vest monthly in six equal installments, commencing on the date that is 30 days after the Commencement Date, through the 180th day after the Commencement Date.

9. Business Expenses: Benefits. The Company shall reimburse the Consultant in cash, in accordance with its practice from time to time, for all reasonable and necessary travel, entertainment and other expenses and other disbursements incurred by the Consultant for or on behalf of the Company in the performance of the Consultant’s duties hereunder. The Consultant shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

The Company shall have no obligation to provide any benefits to Consultant, including without limitation, any health, life or disability benefits.

10. Indemnification; Insurance. The Company will indemnify the Consultant for his actions in the capacity as a consultant hereunder (other than resulting from his gross negligence or willful misconduct) and as a director of the Company and any of its subsidiaries to the full extent permitted by law and as provided in the Company’s Certificate of Incorporation and by-laws. The Company also will include the Consultant on its existing Directors and Officers liability insurance policy, which the Company represents is for a customary amount for similar public companies in the life sciences industry.

11. Additional Payments and Stock Issuances. The Company agrees whenever it makes any payment of cash to the Consultant hereunder (other than for the reimbursement of expenses), it will simultaneously pay to University Physicians Inc., 13611 East Colfax Avenue, Aurora, CO 80011 (“UPI”) a cash payment equal to 13.5% of the cash paid to the Consultant, and that whenever the Company grants a stock option to the Consultant, it will simultaneously grant to UPI an award for 10% of the number of options awarded to the Consultant, at the same exercise price and subject to the same rights, terms and conditions as the option grant awarded to Consultant (including, without limitation, exercise price, vesting provisions, cashless exercise rights and piggyback registration rights). UPI shall be a third party beneficiary of this Section 11.

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12. Termination Payments. If the Company terminates this Agreement pursuant to Section 2(iii) without Cause after the six month anniversary of the date of this Consulting Agreement, Consultant shall receive an amount equal to twelve (12) months of the consulting fee for the then current Term in a lump sum payment, and all outstanding stock options shall become fully vested and the warrants vested as of the date of termination and the stock options shall remain exercisable through their respective expiration dates. If the Company terminates this Agreement pursuant to Section 2(iii) without Cause prior the six month anniversary of the date of this Consulting Agreement, Consultant shall be paid any expenses due to him and all vested stock options and warrants shall remain exercisable through their respective expiration dates. “Cause” shall mean means (i) willful malfeasance or willful misconduct by the Consultant in connection with the performance of his duties hereunder; (ii) the Consultant’s gross negligence in performing any of his duties under this Agreement; (iii) the Consultant’s conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any felony; (iv) the Consultant’s habitual drunkenness or use or possession of illegal drugs while performing his duties under this Agreement or excessive absenteeism not related to illness; (v) the Consultant’s material breach of any written policy applicable to all employees and consultants adopted by the Corporation; or (vi) material breach by the Consultant of any of his agreements in this Agreement having a material detrimental impact on the Corporation after written notice and a reasonable opportunity to cure of not less than 30 days.

If the Company terminates this Agreement pursuant to Section 2(iii) for Cause (other than pursuant to Section 8(a)(vi), for which the notice requirement is 30 days), the Company will only be required to give ten (10) days’ prior notice, and in such event the Consultant shall not be entitled to any further payments of his consulting fee hereunder, and any unexercised stock options shall expire.

If the Consultant resigns pursuant to Section 2(ii), for whatever reason, or dies or becomes disabled, the Consultant (or his estate) shall not be entitled to any further payments of his consulting fee hereunder, all unvested stock options and warrants shall expire, and all vested stock options and warrants shall remain exercisable until their respective expiration dates. “Disability” shall mean the Consultant’s incapacity due to physical or mental illness that results in his being unable to substantially perform his duties hereunder for six consecutive months (or for six months out of any nine-month period). During a period of Disability, the Consultant shall continue to receive his consulting fee hereunder.

13. Corporate Opportunities; Intellectual Property.

(a) The Consultant acknowledges that by virtue of his efforts as a consultant hereunder to the Company and as a director, he may become aware of confidential information identified as such in writing by the Company relating to the Company’s business opportunities and potential acquisitions of companies and or technologies/compounds (“Confidential Information”), and that he will not, during the Term and for a period of 6 months thereafter (the “Restricted Period”), directly or indirectly use any such Confidential Information for his own benefit or for the benefit of any third person other than the Company or its affiliates or enter into or negotiate a transaction with any person that was the subject of the Company’s business opportunity or potential acquisition without the prior written approval of the Company or following an express decision by the CEO or the Board not to pursue the specific business opportunity or potential acquisition. The foregoing limitation shall not apply to the Consultant after the end of the Restricted Period. The restrictions set forth in this Section 12 are in addition to any of Consultant’s fiduciary obligations to the Company by virtue of his being a director of the Company.

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(b) Notwithstanding the foregoing, the Company acknowledges that the Consultant may pursue his own independent business interests and activities during the Restricted Period, including those relating to life sciences and medical technologies. Such business interests and activities include, without limitation, those identified on Schedule A annexed hereto, which the Company acknowledges are not business opportunities of the Company and, therefore, which may be pursued by the Consultant on his own or in association with others independently of the Company during the Restricted Period. The Consultant is under no obligation hereunder to identify specific potential business opportunities or acquisitions for the Company. However, once the Consultant informs the Company of a potential opportunity during the Term (other than those set forth on Schedule A), he may not independently pursue that opportunity during the Restricted Period without the prior written approval of the Company or following an express decision by the CEO or the Board not to pursue the specific business opportunity or potential acquisition.

(c) Any material or other work which may be subject to copyright or patent, and which is conceived, derived, made or written by the Consultant in connection with the Confidential Information shall be deemed a “work for hire,” (and is herein referred to as a “Development”). As between the Consultant and the Company, Consultant acknowledges that all Developments will be the sole and exclusive property of the Company and shall also be deemed Confidential Information under this Agreement. The Consultant further acknowledges the Company may in turn negotiate with any third party regarding their respective ownership rights to such Developments. The Consultant shall execute such documents as may be necessary to vest in the Company or any third party, if applicable, all right, title and interest in and to the Developments. The Company (or a third party, if applicable) will pay all costs and expenses associated with any applications and the transfer of title to Developments, including paying the Consultant’s reasonable attorneys’ fees for reviewing such documents and instruments presented for execution.

(d) Notwithstanding the foregoing, the assignment by the Consultant to the Company (or a third party, if applicable) of Developments, as well as the right to apply for and obtain patents and/or registered copyrights on the same, shall be expressly limited to those specifically involving the Confidential Information relating to such projects as mutually agreed upon by the parties hereto, and shall specifically not include (i) any right, license or interest of the Company to general concepts, formats, methods, testing techniques, study designs, computer software or other procedures utilized or designed by the Consultant in performing his duties hereunder, or any general inventions, discoveries, improvements, or copyrightable materials relating thereto, nor (ii) any patentable or copyrightable materials which can be shown by competent proof not to concern the subject matter of the Confidential Information, or, which predate this Agreement or the Consultant’s receipt of the Confidential Information, or (iii) any intellectual property relating to the Consultant’s current activities identified on Schedule A.

(e) The Consultant agrees that this Section 12 may be enforced by the Company by injunction, or other equitable relief, without prejudice to any other rights and remedies that the Company may have under this Agreement and without the posting of any bond.

14. Legal Expenses. The costs of the Consultant’s counsel, Adam Eilenberg, related to the negotiation, preparation and review of this Agreement, up to $2,500, shall be paid by the Corporation, in the form of shares of Common Stock, based on a price equal to 85% of the Market Price and shall be issued to Adam Eilenberg. Any shares issued pursuant to the foregoing sentence shall have the same registration rights as those being provided to Consultant hereunder and pursuant to the Registration Rights Agreement.

15. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

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If to the Company, to:

OXIS International, Inc.
323 Vintage Park Drive, Suite B
Foster City, California 94404
Attention: Chairman of the Board

if to the Consultant, to:

John E. Repine, M.D.
c/o Webb-Waring Institute
Box c322
4200 E. Ninth Avenue, Denver, CO 80262

with a copy to:

John E. Repine, M.D.
70 Cherry Hills Farm Drive
Englewood, CO 80113

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received in the case of personal delivery, on the date of such delivery, in the case of nationally-recognized overnight courier, on the next business day after the date when sent, in the case of telecopy transmission, when received, and in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

16. Binding Agreement; Benefit. Subject to Section 20, the provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

17. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of California (without giving effect to principles of conflicts of laws).

18. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

19. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by and agreement in writing signed by the parties.

20. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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21. Assignment. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries.

22. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

[remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Consulting Agreement as of the date first written above.

                            OXIS INTERNATIONAL, INC.

                            By: /s/ Marvin S. Hausman, M.D.
                              Name:  Marvin S. Hausman, M.D.
                       Title:  President & Chief Executive Officer

                                                                                            /s/ John E. Repine, M.D.
                                                    John E. Repine, M.D.

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SCHEDULE A

EXISTING BUSINESS INTERESTS AND ACTIVITIES OF THE CONSULTANT

1. Use of Near-Infrared Spectrometry technique to non-invasively measure factors that predict and reflect changes in Diabetes, ARDS and other disorders.

2. Development of intellectual property of ways to treat age-related macular degeneration.

3. Development of CD40 T Cell diagnostics and therapeutics

4. Development of biomarker microarrays to predict the acute respiratory distress syndrome (ARDS) and of proprietary elastase inhibitors to prevent ARDS.

5. Development of novel glucose molecules for nutritional and therapeutic purposes.

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Annex B

U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10-QSB

☒ Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended September 30, 2006

࿶ Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from   to  .

Commission File Number 0-8092

(Exact name of small business issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1620407 (I.R.S. employer identification number)
323 Vintage Park Drive, Suite B, Foster City, CA 94404 (Address of principal executive offices and zip code) (650) 212-2568 (Registrant’s telephone number, including area code)

Check mark whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒ NO ࿶

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  YES ࿶ NO ☒

At November 10, 2006, the issuer had outstanding the indicated number of shares of common stock: 43,505,254.

Transitional Small Business Disclosure Format YES ࿶ NO ☒

OXIS International, Inc.
Form 10-QSB
For the Quarter Ended September 30, 2006

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements.

OXIS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2006 (Unaudited)	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$677,000	$614,000
Accounts receivable, net	894,000	865,000
Inventories, net	554,000	650,000
Prepaid expenses and other current assets	83,000	238,000
Deferred tax assets	13,000	14,000
Restricted cash	3,060,000	3,060,000
Total current assets	5,281,000	5,441,000
Property, plant and equipment, net	252,000	243,000
Patents, net	796,000	831,000
Goodwill and other assets	1,299,000	1,291,000
	$7,628,000	$7,806,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$819,000	$505,000
Accrued expenses	682,000	468,000
Accounts payable to related party	129,000	194,000
Notes payable to related party	200,000	—
Taxes payable	115,000	—
Notes payable	3,345,000	3,060,000
Total current liabilities	5,290,000	4,227,000
Long-term deferred taxes	41,000	41,000
Total liabilities	5,331,000	4,268,000
Minority interest in subsidiary	778,000	604,000
Shareholders’ equity:
Convertible preferred stock - $0.01 par value; 15,000,000 shares authorized; Series C - 96,230 shares issued and outstanding	1,000	1,000
Common stock- $0.001 par value; 150,000,000 shares authorized; 43,124,485 and 42,538,397 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	43,000	43,000
Additional paid-in capital	69,193,000	68,686,000
Accumulated deficit	(67,301,000)	(65,379,000)
Accumulated other comprehensive loss	(417,000)	(417,000)
Total shareholders’ equity	1,519,000	2,934,000
	$7,628,000	$7,806,000

See accompanying condensed notes to consolidated financial statements.

OXIS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Product revenues	$1,462,000	$532,000	$4,331,000	$1,718,000
License revenues	50,000	—	50,000	—
Total revenues	1,512,000	532,000	4,381,000	1,718,000
Cost of product revenues	725,000	333,000	2,374,000	906,000
Gross profit	787,000	199,000	2,007,000	812,000
Operating expenses:
Research and development	207,000	69,000	598,000	191,000
Selling, general and administrative	953,000	470,000	2,854,000	1,551,000
Total operating expenses	1,160,000	539,000	3,452,000	1,742,000
Loss from operations	(373,000)	(340,000)	(1,445,000)	(930,000)
Other income (expenses):
Interest income	14,000	22,000	45,000	74,000
Other income	—	—	2,000	—
Interest expense	(91,000)	—	(146,000)	(11,000)
Total other income (expenses)	(77,000)	22,000	(99,000)	63,000
Allocation to minority interest in subsidiary	(88,000)	—	(174,000)	—
Loss before provision for income taxes	(538,000)	(318,000)	(1,718,000)	(867,000)
Provision for income taxes	115,000	—	204,000	—
Net loss	$(653,000)	$(318,000)	$(1,922,000)	$(867,000)
Net loss per share - basic and diluted	($0.02)	($0.01)	($0.04)	($0.02)
Weighted average shares outstanding - basic and diluted	43,090,280	42,438,261	42,752,223	42,104,110

See accompanying condensed notes to consolidated financial statements.

OXIS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(1,922,000)	$(867,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	55,000	21,000
Amortization of intangible assets	101,000	37,000
Accretion of interest on discounted note payable	45,000	—
Common stock issued to vendor for accounts payable	23,000	—
Share-based compensation expense	249,000	8,000
Minority interest in subsidiary	174,000	—
Changes in assets and liabilities:
Accounts receivable	(29,000)	(68,000)
Inventories	96,000	(43,000)
Prepaid expenses and other current assets	155,000	9,000
Deferred tax asset	1,000	—
Other assets	(8,000)	—
Accounts payable	290,000	(157,000)
Accrued expenses	214,000	(532,000)
Taxes payable	115,000	—
Accounts payable to related party	(65,000)	—
Net cash used in operating activities	(506,000)	(1,592,000)
Cash flows from investing activities:
Acquisition of common shares of subsidiary	—	(88,000)
Investment in restricted certificate of deposit	(3,060,000)	—
Purchases of property, plant and equipment	(64,000)	(22,000)
Increase in patents	(42,000)	(171,000)
Proceeds from restricted certificate of deposit	3,060,000	—
Net cash used in investing activities	(106,000)	(281,000)
Cash flows from financing activities:
Collection of private placement proceeds receivable, net of registration statement costs	—	1,948,000
Issuance of common stock	—	239,000
Proceeds from exercise of stock options	69,000	44,000
Proceeds from short-term borrowing	3,666,000	—
Repayment of short-term borrowings	(3,060,000)	(1,200,000)
Net cash provided by financing activities	675,000	1,031,000
Net increase (decrease) in cash and cash equivalents	63,000	(842,000)
Cash and cash equivalents - beginning of period	614,000	4,687,000
Cash and cash equivalents - end of period	$677,000	$3,845,000

See accompanying condensed notes to consolidated financial statements.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2006

1. The Company and Summary of Significant Accounting Policies

OXIS International, Inc. with its subsidiaries (collectively, “OXIS” or the "Company") is a clinical diagnostics company engaged in the development of clinical and research assays, diagnostics, nutraceutical and therapeutic products, which include new technologies applicable to conditions and diseases associated with oxidative stress. OXIS derives its revenues primarily from sales of research diagnostic assays to research laboratories. The Company’s diagnostic products include five cardiac marker assays and 25 research assays to measure markers of oxidative and nitrosative stress.

In 1965, the corporate predecessor of OXIS, Diagnostic Data, Inc., was incorporated in the State of California. Diagnostic Data changed its incorporation to the State of Delaware in 1972 and changed its name to DDI Pharmaceuticals, Inc. in 1985. In 1994, DDI Pharmaceuticals merged with International BioClinical, Inc. and Bioxytech S.A. and changed its name to OXIS International, Inc. The Company’s principal executive offices were relocated to Foster City, California from Portland, Oregon on February 15, 2006.

On September 19, 2005, the Company entered into a stock purchase agreement with BioCheck, Inc. (“BioCheck”) and certain shareholders of BioCheck to purchase all of the common stock of BioCheck for $6.0 million in cash. On December 6, 2005, the Company purchased 51% of the common stock of BioCheck from each of the shareholders of BioCheck on a pro rata basis, for $3,060,000 in cash. BioCheck’s products include over 40 clinical diagnostic assays. The consolidated statements of operations for the three and nine months ended September 30, 2006 include the results of operations of BioCheck and the consolidated balance sheets at December 31, 2005 and September 30, 2006 include the assets and liabilities of BioCheck.

The Company incurred net losses of $1.9 million in the nine months ended September 30, 2006 and $3.1 million in 2005. The Company began expensing stock options effective January 1, 2006 in accordance with the Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments” (“SFAS 123R”). The Company extended the terms of existing debt during the third quarter of 2006 and obtained additional debt financings subsequent to September 30, 2006 that included the issuance of warrants. Non-cash financing charges resulting from such financings and the additional non-cash charges related to stock options may delay profitability. The Company’s plan is to increase revenues to generate sufficient gross profit in excess of selling, general and administrative, and research and development expenses in order to achieve profitability. However, the Company cannot provide assurances that it will accomplish this task and there are many factors that may prevent the Company from reaching its goal of profitability.

On a consolidated basis, the Company had cash and cash equivalents of $677,000 at September 30, 2006, of which $656,000 was held by BioCheck. Since BioCheck has been and is expected to continue to be cash flow positive, management believes that its cash will be sufficient to sustain its operating activities.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

The OXIS parent company had cash and cash equivalents of $21,000 at September 30, 2006. OXIS cannot access the cash held by its majority-held subsidiary, BioCheck, to pay for the corporate purposes of the OXIS parent company. The Company incurred negative operating cash flows of $0.5 million during the nine months ended September 30, 2006 and $2.1 million during 2005. The OXIS parent company incurred negative operating cash flows of $0.9 million during the nine months ended September 30, 2006. The current rate of cash usage raises substantial doubt about the OXIS parent Company’s ability to continue as a going concern, absent any new sources of significant cash flows. In an effort to mitigate this near-term concern, the Company obtained debt financing in which it received proceeds of $1,350,000 subsequent to September 30, 2006 and is seeking equity financings to obtain sufficient funds to sustain operations and purchase the remaining 49% of BioCheck for approximately $3.0 million. From the aforementioned debt financing, $635,000 was used to repay existing debt, accrued interest and related legal fees. The Company plans to increase revenues by introducing new products. However, the Company cannot provide assurances that it will successfully obtain equity financing, if any, sufficient to finance its goals or that the Company will increase product related revenues. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Basis of Presentation

The consolidated financial statements have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission regarding interim financial information. Accordingly, these financial statements and notes thereto do not include certain disclosures normally associated with financial statements prepared in accordance with accounting principles generally accepted in the United States of America. This interim financial information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2005 included in the Company’s Annual Report on Form 10-KSB.

The consolidated financial statements include the accounts of OXIS International, Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated. On December 6, 2005, the Company purchased 51% of the common stock of BioCheck. The consolidated statements of operations for the three and nine months ended September 30, 2006 include the results of operations of BioCheck and the consolidated balance sheets include the assets and liabilities of BioCheck at September 30, 2006 and December 31, 2005. BioCheck’s revenues and expenses are not included in the consolidated statements of operations for the three and nine months ended September 30, 2005 because those results of operations were incurred before the December 6, 2005 date of acquisition. In the opinion of the Company’s management, the consolidated financial statements include all adjustments (consisting of only normal recurring adjustments) and disclosures considered necessary for a fair presentation of the results of the interim periods presented. This interim financial information is not necessarily indicative of the results of any future interim periods or for the Company’s full year ending December 31, 2006.

Segment Reporting

The Company operates in one reportable segment.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

Restricted Cash

The Company invested $3,060,000 of cash into a 30-day certificate of deposit at KeyBank, N.A. (“KeyBank”) and entered into a $3,060,000 non-revolving one-year loan agreement with KeyBank on December 2, 2005 for the purpose of completing the initial closing of the BioCheck acquisition. The Company granted a security interest in its $3,060,000 certificate of deposit to KeyBank under the loan agreement. The $3,060,000 loan with KeyBank was repaid during February 2006 and a new one-year loan agreement for $3,060,000 was entered into at Bridge Bank, N.A. (“Bridge Bank”). As part of the loan arrangement with Bridge Bank, the Company granted a security interest in a $3,060,000 certificate of deposit transferred from KeyBank to Bridge Bank. The certificate of deposit bears interest at 1.0%. Consequently, these certificates of deposit were classified as restricted cash on the consolidated balance sheets at September 30, 2006 and December 31, 2005 as the cash is restricted as to use.

Share-Based Compensation

The Company has historically accounted for stock options granted to employees and directors and other share-based employee compensation plans using the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (“APB 25”) and related interpretations. As such, the Company recognized compensation expense for stock options only if the quoted market value of the Company’s common stock exceeded the exercise price of the option on the grant date. Any compensation expense realized using this intrinsic value method is being amortized over the vesting period of the option.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS 123R, which requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date (with limited exceptions). That cost will be recognized in the entity’s financial statements over the period during which the employee is required to provide services in exchange for the award.

Management implemented SFAS 123R effective January 1, 2006, using the modified prospective application method. Under the modified prospective application method, SFAS 123R applies to new awards and to awards modified, repurchased or cancelled after January 1, 2006. Additionally, compensation costs for the portion of awards for which the requisite service has not been rendered that are outstanding as of January 1, 2006 are recognized as the requisite service is rendered on or after January 1, 2006. The compensation cost for that portion of awards is based on the grant-date fair value of those awards as calculated for proforma disclosures under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). The compensation cost for awards issued prior to January 1, 2006 attributed to services performed in years after January 1, 2006 uses the attribution method applied prior to January 1, 2006 according to SFAS 123, except that the method of recognizing forfeitures only as they occur was not continued.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

The recognition of share-based employee compensation costs during 2006 had no related tax effect since the Company provides a valuation allowance equal to its net deferred tax assets. The adoption of SFAS 123R had no effect on cash flow from operations, cash flow from financing activities and basic and diluted earnings per share. The effect of adoption of SFAS 123R on the results of operations for the nine months ended September 30, 2006 was:

	Loss from Operations	Loss Before Provision for Income Taxes	Net Loss
Results as reported	$(1,445,000)	$(1,718,000)	$(1,922,000)
Additional compensation expense - effect of adoption of SFAS 123R	191,000	191,000	191,000
Proforma results applying the original provisions of SFAS 123 using the intrinsic value method of APB 25	$(1,254,000)	$(1,527,000)	$(1,731,000)

The following table presents the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to share-based awards to employees prior to January 1, 2006:

	Three Months Ended September 30,						Nine Months Ended September 30,
	2006			2005			2006			2005
Net loss as reported		$(653,000)			$(318,000)			$(1,922,000)			$(867,000)
Share-based employee compensation expense included in reported net loss		60,000			—			191,000			—
Share-based employee compensation expense that would have been included in net income if the fair value method had been applied to all awards		(60,000)			(34,000)			(191,000)			(124,000)
Pro forma net loss		$(653,000)			$(352,000)			$(1,922,000)			$(991,000)
Net loss per share: Basic and diluted - as reported Basic and diluted - pro forma	$ $	(0.02 (0.02	) )	$ $	(0.01 (0.01	) )	$ $	(0.04 (0.04	) )	$ $	(0.02 (0.02	) )

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

The Company undertook a comprehensive study of options issued from 1994 through 2001 to determine historical patterns of options being exercised and forfeited. The results of this study were used as a source to estimate expected life and forfeiture rates. The new estimated life of 4.45 years was applied only to determine the fair value of awards issued after January 1, 2006. The estimated forfeiture rate of 40% was applied to all awards that vested after January 1, 2006, including awards issued prior to that date, to determine awards expected to be exercised.

The Company issued options to purchase 120,000 shares of the Company’s common stock to employees and directors during the three months ended September 30, 2006. The Company issued no options to employees and directors during the three months ended September 30, 2005. The Company issued options to purchase 400,000 and 615,000 shares of the Company’s common stock to employees and directors during the nine months ended September 30, 2006 and 2005, respectively. The fair values of employee stock options are estimated for the calculation of employee compensation expense in 2006 and the pro forma adjustments in 2005 in the above table at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions during 2006 and 2005: expected volatility of 90% and 170%, respectively; average risk-free interest rate of 4.59% and 4.00%, respectively; initial expected life of 4.45 years and 6 years, respectively; no expected dividend yield; and amortization over the vesting period of typically one to four years.

Stock options issued to non-employees as consideration for services provided to the Company have been accounted for under the fair value method in accordance with SFAS 123 and Emerging Issues Task Force No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” which requires that compensation expense be recognized for all such options. The Company issued options to purchase 50,000 shares of the Company’s common stock to non-employees and a warrant to purchase 108,000 shares of the Company’s common stock to a director under a consulting agreement during the nine months ended September 30, 2006. The Company issued no options to non-employees during the nine months ended September 30, 2005.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period, plus the potential dilutive effect of common shares issuable upon exercise or conversion of outstanding stock options and warrants during the period. The weighted average number of potentially dilutive common shares were 318,940 and 769,558 for the three months ended September 30, 2006 and 2005, respectively, and 611,497 and 869,352 for the nine months ended September 30, 2006 and 2005, respectively. These shares were excluded from net diluted loss per share because of their anti-dilutive effect.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

Recent Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140” (“SFAS No. 155”). SFAS No. 155 established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities” as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under Statement of Financial Accounting Standards No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS No. 140”). SFAS No. 155 allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of SFAS No. 155 will have no impact on the Company’s financial condition or results of operations.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS No. 156”). SFAS No. 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. SFAS No. 156 also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. SFAS No. 156 further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of SFAS No. 156 will have no impact on the Company’s financial condition or results of operations.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”) which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

2. Acquisition of BioCheck

On September 19, 2005, the Company entered into a stock purchase agreement with BioCheck and certain shareholders of BioCheck to purchase all of the common stock of BioCheck for $6.0 million in cash. BioCheck is a privately held California corporation engaged in the development of immunoassays, with a number of clinical diagnostic tests that have been approved by the United States Food and Drug Administration. On December 6, 2005, the Company purchased 51% of the common stock of BioCheck from each of the shareholders of BioCheck on a pro rata basis, for $3,060,000 in cash. This acquisition was accounted for by the purchase method of accounting according to Statement of Financial Accounting Standards No. 141, “Business Combinations,” (“SFAS No. 141”).

Pursuant to the stock purchase agreement, OXIS will use its reasonable best efforts to consummate a follow-on financing transaction to raise additional capital with which to purchase the remaining outstanding shares of BioCheck in one or more additional closings. The purchase price for any BioCheck shares purchased after the initial closing will be increased by an additional 8% per annum from December 6, 2005. If OXIS has not purchased all of the outstanding shares of BioCheck within twelve months of December 6, 2005, the earnings before interest, taxes, depreciation and amortization expenses, if any, of BioCheck, will be used to repurchase the remaining outstanding BioCheck shares at one or more additional closings. The purchase of the remaining outstanding shares of BioCheck will be accounted for the same as the initial purchase of 51% of BioCheck using the purchase method of accounting according to SFAS No. 141. The additional purchase price will be allocated over the purchased assets of BioCheck and the consolidated statements of operations will continue to include the results of operations of BioCheck reduced by the minority interest, if any, in BioCheck. The Company may obtain additional independent valuations of BioCheck’s assets related to the acquisition of the remaining 49% of BioCheck and additional acquisition costs may be incurred. Such information and costs may affect the disclosures as presented herein.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

On June 23, 2006, OXIS entered into a mutual services agreement with BioCheck. Both OXIS and BioCheck will provide certain services to the other corporation to be charged monthly at an hourly rate with an overhead surcharge. The services that BioCheck will provide include manufacturing the bulk of OXIS’ research assay test kits, assisting in packaging and shipping such research assay test kits to OXIS customers, and undertaking research and development of certain new OXIS research assay test kits on a case-by-case basis to be agreed upon between the parties. OXIS will provide services to BioCheck, including marketing and sales, website management and materials requirement and control systems.

The agreement terminates on December 6, 2009, or earlier upon mutual consent of the parties, upon 90 day prior written notice by either party, by either party if a monthly billing is unpaid after 60 days if a 15 day notice and opportunity to cure has been provided, or upon a material breach of the agreement after 30 days’ notice and opportunity to cure the breach. As of September 30, 2006, OXIS owed BioCheck approximately $103,000 for services rendered under the agreement. OXIS has not made that payment. If OXIS receives written notice of breach of the agreement due to this non-payment, it will have 15 days to cure that breach. If OXIS fails to cure the breach during the cure period, BioCheck would have the right to terminate the agreement.

3. Notes Payable

	September 30, 2006		December 31, 2005
	Maturity Value	Discounted Value
Note payable to KeyBank, N.A.	$—	$—	$3,060,000
Note payable to Bridge Bank, N.A.	3,060,000	3,060,000	—
Note payable to the Company’s former President & CEO	200,000	200,000	—
Note payable to Fagan Capital, Inc.	406,000	285,000	—
Total notes payable	$3,666,000	$3,545,000	$3,060,000

On December 2, 2005, the Company entered into non-revolving one-year loan agreement with KeyBank in the amount of $3,060,000, for the purpose of completing the initial closing of the BioCheck acquisition. The Company granted a security interest in its $3,060,000 certificate of deposit at KeyBank under the loan agreement. The loan bore interest at an annual rate that was 2.0% greater than the interest rate on the certificate of deposit. The Company’s $3,060,000 loan with KeyBank was repaid during February 2006 and a new one-year loan agreement was entered into with Bridge Bank. The Company has granted a security interest in its $3,060,000 certificate of deposit transferred from KeyBank to Bridge Bank. The loan bears interest at 3.0% and the certificate of deposit bears interest at 1.0%.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

On March 10, 2006, the Company received $200,000 in exchange for an unsecured promissory note with Steven T. Guillen, the Company’s president and chief executive officer at that time. The related party note bears interest at 7.0%. Interest and principal were due on September 10, 2006. Mr. Guillen’s employment with the Company was terminated on September 15, 2006. The Company was in default on this note at September 30, 2006. Subsequent to September 30, 2006, Mr. Guillen sued the Company for payment of interest and principal due under the note. On November 2, 2006, the Company repaid Mr. Guillen the principal and accrued interest due on the promissory note in the amount of $209,000. The purpose of this loan was to provide the Company with short term financing as it sought longer term financing.

On March 31, 2006, the Company issued a $400,000 unsecured promissory note to Fagan Capital, Inc. (“Fagan Capital”). Interest accrued at an annual rate of 8.0% and interest and principal were initially due on June 2, 2006. The purpose of this loan was to provide the Company with short term financing as it sought longer term financing. On July 26, 2006, Fagan Capital extended the maturity date of the promissory note by entering into a renewal and modification promissory note (“Renewal Note”). The Renewal Note had a principal amount of $406,000, comprised of the principal amount of the original promissory note plus accrued interest of $6,000. The effective date of the Renewal Note was June 2, 2006. On October 25, 2006, the Company paid to Fagan Capital amounts owing under the Renewal Note as described in Note 7.

In conjunction with the issuance of the Renewal Note, on July 26, 2006 the Company issued to Fagan Capital a common stock purchase warrant to purchase 1,158,857 shares of common stock at an initial exercise price of $0.35 per share. The exercise price is adjustable pursuant to certain anti-dilution provisions and upon the occurrence of a stock split. The common stock purchase warrant expires on June 1, 2014. On October 23, 2006, the parties signed a registration rights agreement covering the shares underlying the common stock purchase warrant. This warrant was valued using the Black-Scholes option-pricing model and the proceeds of $406,000 were allocated to the warrant and note based on their relative fair values. This resulted in the note being recorded as a liability at a discounted value of $240,000 and the warrant being record as equity under additional paid-in capital at a value of $166,000. The discounted note will accrete to its maturity value over the life of the loan. This resulted in a non-cash interest expense of $45,000 during the quarter ended September 30, 2006. With the payment of this note from the proceeds of the Company’s October 25, 2006 financing, the remaining discount of $121,000 will be accelerated and recorded as interest expense during October 2006.

4. Supplemental Cash Flow Disclosures

The Company recognized non-cash compensation expense of $58,000 and $8,000 related to the issuance and vesting of stock options issued to consultants in the nine months ended September 30, 2006 and 2005, respectively. The Company recognized non-cash compensation expense of $191,000 related to the issuance and vesting of stock options issued to employees in the nine months ended September 30, 2006. No employee non-cash compensation expense was recognized in the nine months ended September 30, 2005 prior to the implementation of SFAS 123R. Cash interest paid was $88,000 and $11,000 in the nine months ended September 30, 2006 and 2005, respectively. Interest expense attributed to the accretion of interest on discounted note payable was $45,000 in the three and nine months ended September 30, 2006.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

5. Relocation of Operations

On December 6, 2005, the Company committed itself to a plan to cease operations in Portland, Oregon and relocate operations to Foster City, California (the “Relocation”). The Company decided to effect the Relocation after reviewing and evaluating all aspects of the Company’s operations to determine the profitability and viability of continuing in the Portland, Oregon location. During the first quarter of 2006, operations were relocated to California and on February 15, 2006 the Portland, Oregon facility was closed with the termination of employment of all Portland based employees who did not relocate to California. The Company’s subsidiary, BioCheck, has commenced shipping of the Company’s products and is manufacturing all of its research assay kit products not manufactured by third party suppliers.

In connection with the Relocation, the Company accrued $119,000 during 2005 for employee severances offered to all regular full-time employees who were not relocated to Foster City, California. Of this amount, $103,000 has been paid during the first nine months of 2006, resulting in $16,000 of accrued expenses at September 30, 2006. The Company expects $8,000 of this amount to be paid during the remainder of 2006 and $8,000 is to be paid during 2007. The Company accrues for these benefits in the period when benefits are communicated to the terminated employees. Typically, terminated employees are not required to provide continued service to receive termination benefits. In general, the Company uses a formula based on the number of years of service to calculate the termination benefits to be provided to affected employees.

In connection with the Relocation, the Company signed a lease agreement to occupy 4,136 square feet of space adjacent to space occupied by its BioCheck subsidiary in Foster City, California. The lease commenced on April 1, 2006 at an annual base rent of $62,000 per year that increases incrementally to $66,000 by the end of the lease term on March 31, 2009. In addition to the base rent, the Company will be responsible for its proportionate share of the building's operating expenses and real estate taxes. The Company has a renewal option to extend the lease for one three-year period at the prevailing market rental value for rentable property in the same area.

6. Related Party Transactions

BioCheck and EverNew Biotech, Inc., a California corporation (“EverNew”), entered into a services agreement dated December 6, 2005 (the “Services Agreement”). The holders of the shares of capital stock of EverNew are substantially the same set of individuals and entities who held BioCheck’s common stock immediately prior to the initial closing of OXIS’ acquisition of BioCheck, including Dr. John Chen, President of BioCheck, as a significant shareholder. EverNew is an emerging point-of-care diagnostics company, with a number of products in development. EverNew renders certain services to BioCheck, including assay research and development work, and BioCheck renders certain administrative services to EverNew. In consideration of services provided by EverNew, BioCheck agreed to pay to EverNew $12,000 per month, provided, however, if the sum of EverNew’s gross revenues for a consecutive three month period during the term of the Services Agreement equals or exceeds $100,000, then BioCheck shall no longer be obligated to pay EverNew any amounts for the remainder of the term of the Services Agreement. Further, in such event, EverNew shall pay BioCheck an amount equal to the EverNew Service Cost per month for the remainder of the term of the Services Agreement, and the EverNew Service Cost for such month shall be reduced by the amount of the BioCheck compensation paid to BioCheck for such month under the Services Agreement. As used in the Services Agreement, EverNew Service Cost means the cost of all BioCheck services provided by BioCheck each month under the Services Agreement, as incurred and determined in good faith by BioCheck. Amounts due to EverNew from BioCheck are $129,000 and $194,000 at September 30, 2006 and December 31, 2005, respectively.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

7. Subsequent Events

On September 15, 2006, Marvin S. Hausman, M.D. was appointed by the board of directors as President and Chief Executive Officer of the Company. Dr. Hausman remains Chairman of the board of directors. On November 6, 2006, OXIS entered into an employment agreement with Dr. Hausman. The commencement date of the agreement was set retroactively at October 15, 2006 (the “Commencement Date”).

Pursuant to the employment agreement, Dr. Hausman will serve as the President and Chief Executive Officer of OXIS for a three year period from the Commencement Date, thereafter on a one year basis. Dr. Hausman will receive annual compensation in the amount of $250,000, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Dr. Hausman was issued 347,222 restricted shares of common stock. During the three year term of the agreement, Dr. Hausman shall receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board of Directors and its Compensation Committee. During the remainder of calendar year 2006, Dr. Hausman’s bonus shall be pro rated on an annual bonus rate in the range of 25% to 50% of his base salary, and the bonus for subsequent years of the term of the agreement shall be in a similar target range. The bonuses payable hereunder shall be paid in cash, although at Dr. Hausman’s sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrant shares to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Dr. Hausman of the bonus for a particular year. Once OXIS has raised at least $2.5 million in one or more financings (equity, debt or convertible debt, in addition to the financing closed on October 25, 2006) or in a strategic transaction (in each case, a Qualifying Financing), Dr. Hausman may elect, at any time, in lieu of receiving a quarterly issuance of stock (or warrants in lieu thereof), to receive his base salary in cash, payable monthly on OXIS’s regular pay cycle for professional employees. As part of the compensation under the employment agreement, OXIS granted Dr. Hausman a ten year a non-qualified option to purchase 495,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 247,500 option shares vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 247,500 option shares vesting in eight quarterly installments over two years (the “Initial Option Grant”). Additionally, OXIS granted Dr. Hausman, as a sign on bonus, 500,000 restricted shares of common stock and a ten year common stock purchase warrant to purchase 1,505,000 shares at an exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. OXIS shall provide Dr. Hausman with an annual office expense allowance of $50,000, for the costs of maintaining an office in the Stevenson, Washington area. The office expense allowance shall be payable quarterly in advance in the form of common stock, at a price equal to 85% of the Market Price. For the first installment, representing $12,500 of the office expense allowance, Dr. Hausman was issued 69,444 restricted shares of common stock. Hereafter, the office allowance expense will be paid promptly after the determination of the Market Price on the dates that are three months, six months and nine months from the date hereof, and quarterly thereafter for the duration of the term of the agreement. Notwithstanding the foregoing, once OXIS has completed a Qualifying Financing, the office expense allowance will be paid in cash in advance, commencing for the quarter next following the quarter in which the Qualifying Financing occurred. Additionally, Dr. Hausman shall receive family health and dental insurance benefits and short-term and long-term disability policies.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

On November 6, 2006, OXIS entered into an advisory agreement with Ambient Advisors LLC (“Ambient Advisors”). Gary M. Post, a member of the board of directors, is the manager of Ambient Advisors. The commencement date of the agreement was set retroactively at October 15, 2006 (the “Commencement Date”).

Pursuant to the advisory agreement, Ambient Advisors will provide certain services pertaining to strategic planning, financial planning and budgeting, investor relations, corporate finance and such additional roles and responsibilities as requested for a three year period from the Commencement Date, thereafter on a one year basis. Ambient Advisors will receive annual compensation in the amount of $83,333, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Ambient Advisors received a ten year warrant to purchase 173,608 shares of common stock with an exercise price of $0.20 per share, vesting immediately. As part of the compensation under the advisory agreement, OXIS granted Ambient Advisors a ten year common stock purchase warrant to purchase 550,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 275,000 warrant shares vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 275,000 warrant shares vesting in eight quarterly installments over two years. Additionally, OXIS granted Ambient Advisors, as a sign on bonus, a non-qualified option to purchase 333,333 shares at exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. During the three year term of the agreement, Ambient Advisors shall receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board of Directors and its Compensation Committee. During the remainder of calendar year 2006, Ambient Advisors’ bonus shall be pro rated on an annual bonus rate in the range of 25% to 50% of the advisory fee, and the bonus for subsequent years of the term of the agreement shall be in a similar target range. The bonuses payable hereunder shall be paid in cash, although at Ambient Advisors’ sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrant shares to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Ambient Advisors of the bonus for a particular year.

On November 6, 2006, OXIS entered into a consulting agreement with John E. Repine, M.D. The commencement date of the agreement was set retroactively at October 15, 2006 (the “Commencement Date”).

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

Pursuant to the consulting agreement, Dr. Repine shall advise OXIS concerning matters of antioxidant and inflammation research and potential acquisitions (including products/compounds/intellectual property, companies), product research and development, and the development and establishment of reference labs for oxidative stress and inflammatory reactions for a three year period from the Commencement Date, thereafter on a one year basis. Dr. Repine will receive annual compensation in the amount of $36,000, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Dr. Repine received 50,000 restricted shares of common stock. As part of the compensation under the consulting agreement, OXIS granted Dr. Repine a ten year stock option to purchase 200,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 100,000 option shares vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 100,000 option shares vesting in eight quarterly installments over two years. Additionally, OXIS granted Dr. Repine, as a sign on bonus, a non-qualified option to purchase 200,000 shares at exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. During the term of the consulting agreement, Dr. Repine shall be eligible to receive annual and special bonuses based upon the attainment of agreed upon goals and milestones as determined by the OXIS Chief Executive Officer. Each bonus payable shall be paid in cash, although at Dr. Repine’s sole option, such bonus may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrant shares to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Dr. Repine of the particular bonus.

On October 25, 2006, OXIS entered into a securities purchase agreement (“Purchase Agreement”) with four accredited investors (the “Purchasers”). In conjunction with the signing of the Purchase Agreement, OXIS issued secured convertible debentures (“Debentures”) and Series A, B, C, D, and E common stock warrants (“Warrants”) to the Purchasers, and the parties also entered into a registration rights agreement and a security agreement (collectively, the “Transaction Documents”).

Pursuant to the terms of the Purchase Agreement, OXIS issued the Debentures in an aggregate principal amount of $1,694,250 to the Purchasers. The Debentures are subject to an original issue discount of 20.318% resulting in proceeds to OXIS of $1,350,000 from the transaction. The Debentures mature on October 25, 2008, but may be prepaid by OXIS at any time provided that the common stock issuable upon conversion and exercise of the Warrants is covered by an effective registration statement. The Debentures are convertible, at the option of the Purchasers, at any time, into shares of common stock at $0.35 per share, as adjusted pursuant to a full ratchet anti-dilution provision (the “Conversion Price”). Beginning on the first of the month following the earlier of the effective date of the registration statement to be filed pursuant to the registration rights agreement and February 1, 2007, OXIS shall amortize the Debentures in equal installments on a monthly basis resulting in a complete repayment by the maturity date (the “Monthly Redemption Amounts”). The Monthly Redemption Amounts can be paid in cash or in shares, subject to certain restrictions. If OXIS chooses to make any Monthly Redemption Amount payment in shares of common stock, the price per share is the lesser of the Conversion Price then in effect and 85% of the weighted average price for the 10 trading days prior to the due date of the Monthly Redemption Amount.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

Pursuant to the Debentures, OXIS covenants that it will not incur additional indebtedness for borrowed money, other than its current Bridge Bank promissory note. OXIS also covenants that it will not pledge, grant or convey any new liens on its assets. The obligation to pay all unpaid principal will be accelerated upon an event of default, including upon failure to perform its obligations under the Debenture covenants, failure to make required payments, default on any of the Transaction Documents or any other material agreement, lease, document or instrument to which OXIS is obligated, the bankruptcy of OXIS or related events. The Purchasers have a right of first refusal to participate in up to 100% of any future financing undertaken by OXIS until the later of the date that the Debentures are no longer outstanding and the one year anniversary of the effective date of the registration statement. OXIS is restricted from issuing shares of common stock or instruments convertible into common stock for 90 days after the effective date of the registration statement with certain exceptions. OXIS is also prohibited from effecting any subsequent financing involving a variable rate transaction until such time as no Purchaser holds any of the Debentures. In addition, until such time as any Purchaser holds any of the securities issued in the Debenture transaction, if OXIS issues or sells any common stock or instruments convertible into common stock which a Purchaser reasonably believes is on terms more favorable to such investors than the terms pursuant to the Transaction Documents, OXIS is obligated to amend the terms of the Transaction Documents to such Purchaser the benefit of such better terms. OXIS may prepay the entire outstanding principal amount of the Debentures, plus accrued interest and other amounts payable, at its option at any time without penalty, provided that a registration statement is available for the resale of shares underlying the Debentures and Warrants, as more fully described in the Debentures. The purpose of this Debenture transaction is to provide the corporation with intermediate term financing as it seeks longer term financing.

On October 25, 2006, in conjunction with the signing of the Purchase Agreement, OXIS issued to the Purchasers five year Series A Warrants to purchase an aggregate of 2,420,357 shares of common stock at an initial exercise price of $0.35 per share, one year Series B Warrants to purchase 2,420,357 shares of common stock at an initial exercise price of $0.385 per share, and two year Series C Warrants to purchase an aggregate of 4,840,714 shares of common stock at an initial exercise price of $0.35 per share. In addition, OXIS issued to the Purchasers Series D and E Warrants which become exercisable on a pro-rata basis only upon the exercise of the Series C Warrants. The six year Series D Warrants to purchase 2,420,357 shares of common stock have an initial exercise price of $0.35 per share. The six year Series E Warrants to purchase 2,420,357 shares of common stock have an initial exercise price of $0.385 per share. The initial exercise prices for each warrant are adjustable pursuant to a full ratchet anti-dilution provision and upon the occurrence of a stock split or a related event.

Pursuant to the registration rights agreement, OXIS must file a registration statement covering the public resale of the shares underlying the Series A, B, C, D and E Warrants and the Debentures within 45 days of the closing of the transaction and cause the registration to be declared effective within 120 days of the closing date. Cash liquidated damages equal to 2% of the face value of the Debentures per month are payable to the purchasers for any failure to timely file or obtain an effective registration statement.

Pursuant to the Security Agreement, OXIS agreed to grant the purchasers, pari passu, a security interest in substantially all of the Company's assets. OXIS also agreed to pledge its respective ownership interests in its wholly-owned subsidiaries, OXIS Therapeutics, OXIS Isle of Man, and its partial subsidiary, BioCheck, Inc. OXIS Therapeutics and OXIS Isle of Man also provided a subsidiary guarantee to the Purchasers in connection with the transaction.

OXIS INTERNATIONAL, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
September 30, 2006

On September 15, 2006, Steven T. Guillen’s employment as the Company’s President and Chief Executive Officer was terminated. Mr. Guillen remains a member of the board of directors. Pursuant to the employment agreement with Mr. Guillen and in connection with his termination, the Company accrued $261,000 at September 30, 2006 for severance obligations including continued coverage under the Company’s health plan. The Company expects $76,000 of this amount to be paid during the remainder of 2006 and $185,000 is to be paid during 2007 contingent upon Mr. Guillen’s execution of a waiver and release of all claims against the Company. In addition, the Company accrued back salary of approximately $75,000 at September 30, 2006 owed to Mr. Guillen. On October 16, 2006, Mr. Guillen filed a lawsuit against the Company and up to 25 unnamed additional defendants. The complaint alleges breaches of contract relating to Mr. Guillen’s employment agreement and a promissory note that is in default, breach of implied covenant of good faith and fair dealing, wrongful termination and violation of the California Labor Code in relation to the non-payment of back pay. On March 10, 2006, we received $200,000 in exchange for an unsecured promissory note with Mr. Guillen. Interest and principal were due on September 10, 2006 and at September 30, 2006 were in default. On November 2, 2006, the Company repaid Mr. Guillen the principal and accrued interest due on the promissory note in the amount of $209,000 and back pay with penalties and accrued interest of $96,000. We are in ongoing negotiations with Mr. Guillen’s counsel to settle the lawsuit. To the date of this Report, the complaint has not been served upon OXIS or any other defendant.

The Company issued a $400,000 unsecured promissory note to Fagan Capital on March 31, 2006 and a modification and renewal note on July 26, 2006 as described in Note 3. In conjunction with the issuance of the renewal note, the Company issued to Fagan Capital a common stock purchase warrant. On October 25, 2006, the Company prepaid the principal, accrued interest and legal fees due pursuant to the renewal note in the amount of $426,000.

Item 2.  Management’s Discussion and Analysis or Plan of Operation.

Statement Regarding Forward-Looking Statements

The statements contained in this Report on Form 10-QSB that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, including, without limitation, statements regarding our expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements include, without limitation, statements regarding:

(1) our plan to increase revenues to generate sufficient gross profit in excess of selling, general and administrative, and research and development expenses in order to achieve profitability; (2) our expectation that BioCheck will continue to be cash flow positive, and that its cash will be sufficient to sustain its operating activities; (3) our intention to seek equity financings to obtain sufficient funds to sustain our operations and purchase the remaining 49% of BioCheck for approximately $3.0 million; (4) our plan to increase revenues by the introduction of new products; (5) our belief that the adoption of certain accounting standards will have no impact on our financial condition or results of operations; (6) our expectation that $84,000 of employee severance package expenses will be paid during the remainder of 2006 and $193,000 will be paid during 2007; (7) our plan to pursue the development of novel cardiac markers; (8) our plan to develop the cardiac marker product through the combination of our MPO assay with other in-house assays; (9) our belief that our Ergothioneine compound may be well suited for development as a nutraceutical supplement that can be sold over the counter and our testing of Ergothioneine; (10) our intent to pursue the development of Ergothioneine for use in over-the-counter markets, given the availability of sufficient capital resources; (11) our expectation that a new myeloperoxidase research assay will be ready for commercial launch in the fourth quarter of 2006; (12) our expectation that the ID protein assays and reagents will be ready for commercial launch by late 2006;(134) our projections for 2006, which are based upon our expectations that BioCheck will incur similar revenues and costs in 2006 as it incurred in 2005; (14) our expectation that in the fourth quarter 2006, product revenues will increase modestly from the third quarter as we introduce new products; (15) our intention to develop new diagnostic test kits and evaluate our product offerings, pricing and distribution network in order to increase sales volume; (16) our expectation that fourth quarter 2006 product costs will increase proportionally with any increases in revenues; (17) our expectation that revenues and expenses will increase substantially from 2005 to 2006 with the consolidation of all of BioCheck’s results of operations during 2006; (18) our expectation that the actual amount of research and development expenses will fluctuate with the availability of funding; (19) our expectation that fourth quarter 2006 selling, general and administrative expenses will approximately the same as the third quarter; (20) our expectation that interest expense will increase signinficantly from the third quarter of 2006 with additional debt financing during October 2006; and (21) our expectation that our cash position may not be sufficient to sustain our operations through the first quarter of 2007 without additional financing.

It is important to note that our actual results could differ materially from those included in such forward-looking statements due to a variety of factors including (1) failure to complete our acquisition of BioCheck or to adequately integrate the operations of the two companies; (2) failure to achieve any benefits in connection with the recent changes in management or personnel; (3) disruption in operations due to the relocation plan and reduction in workforce; (4) failure to comply with our obligations under the debenture transaction agreements or to repay the debentures when such payments are due; (5) inability to hire employees or management; (6) failure to make payments when required under our Mutual Services Agreement with BioCheck to avoid termination; (7) failure to find alternative suppliers; (8) failure to develop or market products successfully; (9) failure to obtain necessary financing; (10) the cost of complying with regulatory requirements; (11) uncertainties exist relating to issuance, validity and ability to enforce and protect patents, other intellectual property and certain proprietary information; (12) our products may not meet product performance specifications; (13) new products may be unable to compete successfully in either existing or new markets; (14) availability and future costs of materials and other operating expenses; (15) weakness in the global economy and changing market conditions, together with general economic conditions affecting our target industries, could cause our operating results to fluctuate; (16) miscalculations in the assessment of our cash position; and (17) our failure to accurately predict the impact of the adoption of certain accounting standards. These and other factors could cause actual results to differ materially from the forward looking statements. For a detailed explanation of such risks, please see the section entitled “Factors that May Affect Future Operating Results” beginning on page 36 of this Report on Form 10-QSB. Such risks, as well as such other risks and uncertainties as are detailed in our Securities and Exchange Commission, or the SEC, reports and filings for a discussion of the factors that could cause actual results to differ materially from the forward- looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements. All forward-looking statements included in this Report on Form 10-QSB are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

The following discussion of our financial condition and plan of operation should be read in conjunction with our consolidated financial statements and related notes included in this Report and our audited consolidated financial statements and related notes for the year ended December 31, 2005 included in our Annual Report on Form 10-KSB.

Overview

OXIS International, Inc. develops technologies and products to research, diagnose, treat and prevent diseases of oxidative stress associated with damage from free radical and reactive oxygen species. We derive our revenues primarily from sales of research diagnostic assays to research laboratories. Our diagnostic products include approximately 30 research assays to measure markers of oxidative stress. We hold the rights to three therapeutic classes of compounds in the area of oxidative stress, and have focused our commercialization programs in clinical cardiovascular markers, including MPO (myeloperoxidase) and GPx (glutathione peroxidase), as well as a potent antioxidant, Ergothioneine, that may be appropriate for sale over-the-counter as a dietary supplement. OXIS has acquired a 51% interest in and has the option to purchase the remaining 49% of BioCheck, Inc., or BioCheck.

Our majority-held subsidiary, BioCheck, is a leading producer of clinical diagnostic assays, including high quality enzyme immunoassay research services and immunoassay kits for cardiac and tumor markers, infectious diseases, thyroid function, steroids, and fertility hormones designed to improve the accuracy, efficiency, and cost-effectiveness of in vitro (outside the body) diagnostic testing in clinical laboratories. BioCheck focuses primarily on the immunoassay segment of the clinical diagnostics market. BioCheck offers over 40 clinical diagnostic assays manufactured in its 15,000 square-foot, U.S. Food and Drug Administration, or FDA, certified Good Manufacturing Practices device-manufacturing facility in Foster City, California.

We incurred net losses of $1.9 million in the nine months ended September 30, 2006 and $3.1 million in 2005. We began expensing stock options effective January 1, 2006 in accordance with the Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” or SFAS 123R. We extended the terms of existing debt during the third quarter of 2006 and obtained additional debt financings subsequent to September 30, 2006 that included the issuance of warrants. Non-cash financing charges resulting from such financing and the additional non-cash charges related to stock options may delay profitability. Our plan is to increase revenues to generate sufficient gross profit in excess of selling, general and administrative, and research and development expenses in order to achieve profitability. However, we cannot assure you that we will accomplish this task and there are many factors that may prevent us from reaching our goal of profitability.

On a consolidated basis, we had cash and cash equivalents of $677,000 at September 30, 2006 of which $656,000 was held by BioCheck. Since BioCheck has been and is expected to continue to be cash flow positive, management believes that its cash will be sufficient to sustain its operating activities.

The OXIS parent company had cash and cash equivalents of $21,000 at September 30, 2006. OXIS cannot access the cash held by its majority-held subsidiary, BioCheck, to pay for the corporate purposes of the OXIS parent company. We have incurred negative operating cash flows of $0.5 million during the first nine months of 2006 and $2.1 million during 2005. The OXIS parent company incurred negative operating cash flows of $0.9 million during the first nine months of 2006. The current rate of cash usage raises substantial doubt about the OXIS parent company’s ability to continue as a going concern, absent any new sources of significant cash flows. In an effort to mitigate this near-term concern, we obtained debt financing in which we received proceeds of $1,350,000 subsequent to September 30, 2006 and are seeking equity financings to obtain sufficient funds to sustain operations and purchase the remaining 49% of BioCheck for approximately $3.0 million. From the aforementioned debt financing, $635,000 was used to repay existing debt, accrued interest and related legal fees. We plan to increase revenues by the introduction of new products. However, we cannot assure you that we will successfully obtain equity financing, if any, sufficient to finance our goals or that we will increase product related revenues as such events are subject to factors beyond our control. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event OXIS cannot continue in existence.

Recent Developments

Current significant financial and operating events and strategies are summarized as follows:

Appointment of New President and Chief Executive Officer.

On September 15, 2006, our board of directors appointed Marvin S. Hausman, M.D. as President and Chief Executive Officer of OXIS. Dr. Hausman remains the Chairman of the board of directors.

On October 12, 2006, we mutually agreed with Marvin S. Hausman, M.D. to terminate the consulting agreement with NW Medical Research Partners, of which Dr. Hausman is the sole member and manager, effective October 15, 2006. Under the consulting agreement dated October 1, 2005, Dr. Hausman provided certain services pertaining to licensing of intellectual property, development of potential products, financing activities and other issues at the request of our Chief Executive Officer. In conjunction with the termination of the consulting agreement, the board of directors approved the issuance of 330,769 shares of restricted common stock to Dr. Hausman in lieu of cash payment of $67,000 in fees and expenses due under the consulting agreement to the date of termination.

On November 6, 2006, we entered into an employment agreement with Dr. Hausman that commenced retroactively at October 15, 2006, or the Commencement Date. Dr. Hausman will serve as the President and Chief Executive Officer of OXIS for a three year period from the Commencement Date, thereafter on a one year basis. Dr. Hausman will receive annual compensation in the amount of $250,000, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Dr. Hausman was issued 347,222 restricted shares of common stock. During the three year term of the agreement, Dr. Hausman will receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board of Directors and its Compensation Committee. During the remainder of calendar year 2006, Dr. Hausman’s bonus will be pro rated on an annual bonus rate in the range of 25% to 50% of his base salary, and the bonus for subsequent years of the term of the agreement will be in a similar target range. The bonuses payable hereunder will be paid in cash, although at Dr. Hausman’s sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrant shares to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Dr. Hausman of the bonus for a particular year. Once we have raised at least $2.5 million in one or more financings (equity, debt or convertible debt, in addition to the financing closed on October 25, 2006) or in a strategic transaction, Dr. Hausman may elect, at any time, in lieu of receiving a quarterly issuance of stock (or warrants in lieu thereof), to receive his base salary in cash, payable monthly on our regular pay cycle for professional employees. As part of the compensation, we granted Dr. Hausman a ten year a non-qualified option to purchase 495,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 247,500 option shares vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 247,500 option shares vesting in eight quarterly installments over two years. Additionally, we granted Dr. Hausman, as a sign on bonus, 500,000 restricted shares of common stock and a ten year common stock purchase warrant to purchase 1,505,000 shares at an exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date.

We are providing Dr. Hausman with an annual office expense allowance of $50,000, for the costs of maintaining an office in the Stevenson, Washington area, payable quarterly in advance in the form of common stock, at a price equal to 85% of the market price. For the first installment, representing $12,500 of the office expense allowance, Dr. Hausman was issued 69,444 restricted shares of common stock. Once we have completed a qualifying financing, the office expense allowance will be paid in cash in advance, commencing for the quarter next following the quarter in which the Qualifying Financing occurred. Additionally, Dr. Hausman will receive family health and dental insurance benefits and short-term and long-term disability policies.

Agreements with Ambient Advisors, LLC

On May 12, 2006, we entered into an engagement letter with Ambient Advisors LLC, or Ambient Advisors. Gary M. Post, a member of the board of directors, is the manager of Ambient Advisors. Ambient Advisors provided certain services pertaining to strategic planning, investor communications and financing strategies and other projects at the request of our chief executive officer for a one year period in return for monthly compensation of $5,000. We granted Ambient Advisors a ten year warrant to purchase 108,000 shares of OXIS common stock at an exercise price of $0.39 per share, with 9,000 shares becoming exercisable each month over the term of the agreement. On October 12, 2006, we mutually agreed with Gary M. Post to terminate the engagement letter with Ambient Advisors LLC, effective October 15, 2006, replace it with a new consulting agreement and accelerate the vesting of the warrant to be fully vested effective October 15, 2006.

On November 6, 2006, we entered into an advisory agreement with Ambient Advisors that commenced retroactively at October 15, 2006, or the Commencement Date. Ambient Advisors will provide certain services pertaining to strategic planning, financial planning and budgeting, investor relations, corporate finance and such additional roles and responsibilities as requested for a three year period from the Commencement Date, thereafter on a one year basis. Ambient Advisors will receive annual compensation in the amount of $83,333, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Ambient Advisors received a ten year warrant to purchase 173,608 shares of common stock with an exercise price of $0.20 per share, vesting immediately. As part of the compensation, we granted Ambient Advisors a ten year common stock purchase warrant to purchase 550,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 275,000 warrant shares vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 275,000 warrant shares vesting in eight quarterly installments over two years. Additionally, OXIS granted Ambient Advisors, as a sign on bonus, a non-qualified option to purchase 333,333 shares at exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. During the three year term of the agreement, Ambient Advisors will receive an annual bonus based upon the attainment of agreed upon goals and milestones as determined by the Board of Directors and its Compensation Committee. During the remainder of calendar year 2006, Ambient Advisors’ bonus will be pro rated on an annual bonus rate in the range of 25% to 50% of the advisory fee, and the bonus for subsequent years of the term of the agreement will be in a similar target range. The bonuses payable hereunder will be paid in cash, although at Ambient Advisors’ sole option, they may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrant shares to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Ambient Advisor of the bonus for a particular year.

Consulting Agreement with John E. Repine, M.D.

On November 6, 2006, OXIS entered into an consulting agreement with John E. Repine, M.D. that commenced retroactively at October 15, 2006, or the Commencement Date

Dr. Repine will advise us concerning matters of antioxidant and inflammation research and potential acquisitions (including products/compounds/intellectual property, companies), product research and development, and the development and establishment of reference labs for oxidative stress and inflammatory reactions for a three year period from the Commencement Date, thereafter on a one year basis. Dr. Repine will receive annual compensation in the amount of $36,000, payable quarterly in advance in cash, common stock based on a price equal to 85% of average of the five closing prices for the five trading days prior to the date that the issuance is authorized by the Board of Directors, or in ten year warrants equal to that number of warrants equal to 1.5 times the number of shares that would otherwise be received. For the initial quarterly payment, Dr. Repine received 50,000 restricted shares of common stock. As part of the compensation under the consulting agreement, OXIS granted Dr. Repine a ten year stock option to purchase 200,000 shares of OXIS common stock at an exercise price of $0.20 per share, vesting as follows: (i) 100,000 option shares vesting in four equal quarterly installments commencing on January 15, 2007 and every three months thereafter and (ii) and the remaining 100,000 option shares vesting in eight quarterly installments over two years. Additionally, we granted Dr. Repine, as a sign on bonus, a non-qualified option to purchase 200,000 shares at exercise price of $0.20 per share, with vesting in six equal installments, commencing on November 14, 2006, through the 180th day after the Commencement Date. During the term of the consulting agreement, Dr. Repine is eligible to receive annual and special bonuses based upon the attainment of agreed upon goals and milestones as determined by our Chief Executive Officer. Each bonus payable will be paid in cash, although at Dr. Repine’s sole option, such bonus may be paid in stock (or in the form of ten year warrants with cashless exercise provisions, with 1.5 times the number of warrant shares to be issued in lieu of the number of shares of common stock), based upon the average of the closing bid and asked prices for the 5 trading days immediately prior to the awarding to Dr. Repine of the particular bonus.

Debt Financing

On October 25, 2006, we entered into a Securities Purchase Agreement, or Purchase Agreement, with four accredited investors, or the Purchasers. In conjunction with the signing of the Purchase Agreement, we issued Secured Convertible Debentures, or Debentures, and Series A, B, C, D, and E Common Stock Warrants, or Warrants, to the Purchasers, and the parties also entered into a registration rights agreement and a Security Agreement, or collectively, the Transaction Documents.

Pursuant to the terms of the Purchase Agreement, we issued the Debentures in an aggregate principal amount of $1,694,250 to the Purchasers. The Debentures are subject to an original issue discount of 20.318% resulting in proceeds to OXIS of $1,350,000 from the transaction. The Debentures mature on October 25, 2008, but may be prepaid by us at any time provided that the common stock issuable upon conversion and exercise of the Warrants is covered by an effective registration statement. The Debentures are convertible, at the option of the Purchasers, at any time, into shares of common stock at $0.35 per share, as adjusted pursuant to a full ratchet anti-dilution provision, or the Conversion Price. Beginning on the first of the month following the earlier of the effective date of the registration statement to be filed pursuant to the registration rights agreement and February 1, 2007, we shall amortize the Debentures in equal installments on a monthly basis resulting in a complete repayment by the maturity date, or the Monthly Redemption Amounts. The Monthly Redemption Amounts can be paid in cash or in shares, subject to certain restrictions. If we choose to make any Monthly Redemption Amount payment in shares of common stock, the price per share is the lesser of the Conversion Price then in effect and 85% of the weighted average price for the 10 trading days prior to the due date of the Monthly Redemption Amount.

Pursuant to the Debentures, we covenant that we will not incur additional indebtedness for borrowed money, other than our current Bridge Bank Promissory Note. We also covenant that we will not pledge, grant or convey any new liens on its assets. The obligation to pay all unpaid principal will be accelerated upon an event of default, including upon failure to perform its obligations under the Debenture covenants, failure to make required payments, default on any of the Transaction Documents or any other material agreement, lease, document or instrument to which we are obligated, the bankruptcy of OXIS or related events. The Purchasers have a right of first refusal to participate in up to 100% of any future financing undertaken by us until the later of the date that the Debentures are no longer outstanding and the one year anniversary of the effective date of the registration statement. We are restricted from issuing shares of common stock or instruments convertible into common stock for 90 days after the effective date of the registration statement with certain exceptions. We are also prohibited from effecting any subsequent financing involving a variable rate transaction until such time as no Purchaser holds any of the Debentures. In addition, until such time as any Purchaser holds any of the securities issued in the Debenture transaction, if we issue or sell any common stock or instruments convertible into common stock which a Purchaser reasonably believes is on terms more favorable to such investors than the terms pursuant to the Transaction Documents, we are obligated to amend the terms of the Transaction Documents to such Purchaser the benefit of such better terms. We may prepay the entire outstanding principal amount of the Debentures, plus accrued interest and other amounts payable, at our option at any time without penalty, provided that a registration statement is available for the resale of shares underlying the Debentures and Warrants, as more fully described in the Debentures. The purpose of this Debenture transaction is to provide us with intermediate term financing as we seek longer term financing.

On October 25, 2006 in conjunction with the signing of the Purchase Agreement, we issued to the Purchasers five year Series A Warrants to purchase an aggregate of 2,420,357 shares of common stock at an initial exercise price of $0.35 per share, one year Series B Warrants to purchase 2,420,357 shares of common stock at an initial exercise price of $0.385 per share, and two year Series C Warrants to purchase an aggregate of 4,840,714 shares of common stock at an initial exercise price of $0.35 per share. In addition, we issued to the Purchasers Series D and E Warrants which become exercisable on a pro-rata basis only upon the exercise of the Series C warrants. The six year Series D Warrants to purchase 2,420,357 shares of common stock have an initial exercise price of $0.35 per share. The six year Series E Warrants to purchase 2,420,357 shares of common stock have an initial exercise price of $0.385 per share. The initial exercise prices for each warrant are adjustable pursuant to a full ratchet anti-dilution provision and upon the occurrence of a stock split or a related event.

Pursuant to the registration rights agreement, we must file a registration statement covering the public resale of the shares underlying the Series A, B, C, D and E Warrants and the Debentures within 45 days of the closing of the transaction and cause the registration to be declared effective within 120 days of the closing date. Cash liquidated damages equal to 2% of the face value of the Debentures per month are payable to the purchasers for any failure to timely file or obtain an effective registration statement.

Pursuant to the Security Agreement, we agreed to grant the Purchasers, pari passu, a security interest in substantially all of our assets. We also agreed to pledge our respective ownership interests in our wholly-owned subsidiaries, OXIS Therapeutics, OXIS Isle of Man, and our partial subsidiary, BioCheck, Inc. OXIS Therapeutics and OXIS Isle of Man also provided a subsidiary guarantee to the Purchasers in connection with the transaction.

Termination of our President and Chief Executive Officer, and related note and lawsuit

On March 10, 2006, we received $200,000 in exchange for an unsecured promissory note with Mr. Guillen. The related party note bears interest at 7.0%. Interest and principal were due on September 10, 2006 and at September 30, 2006 were in default. Mr. Guillens’s employment was terminated on September 15, 2006.  Mr. Guillen, who remains a member of our board of directors, filed a lawsuit against OXIS and up to 25 unnamed additional defendants. The complaint alleges breaches of contract relating to Mr. Guillen’s employment agreement and a promissory note that is in default, breach of implied covenant of good faith and fair dealing, wrongful termination and violation of the California Labor Code in relation to the non-payment of back pay. On November 2, 2006, we repaid Mr. Guillen the principal and accrued interest due on the promissory note in the amount of $209,000 and back pay with penalties and accrued interest of $96,000. We are in ongoing negotiations with Mr. Guillen’s counsel to settle the lawsuit. To the date of this Report, the complaint has not been served upon OXIS or any other defendant.

License Agreement Extension

On July 20, 2006, we entered into an amendment to the exclusive license and supply agreement originally signed on September 28, 2004 with HaptoGuard, Inc., or HaptoGuard, which has since been merged into Alteon Inc. We granted HaptoGuard three-month extensions to fulfill its obligation to begin Phase II clinical trials with a licensed product. HaptoGuard may obtain three such extensions upon payment of $50,000 for each extension. In addition, we agreed to change the timeline for initiation of Phase IIb clinical trials with a licensed product under the license agreement and agreed to allow the same extension arrangement for that milestone. We received a $50,000 payment from HaptoGuard on July 24, 2006 for the first extension ending on September 30, 2006.

Acquisition of BioCheck

On September 19, 2005, we entered into a stock purchase agreement with BioCheck and its shareholders to purchase all of its common stock for $6.0 million in cash. BioCheck is a leading producer of enzyme immunoassay diagnostic kits for clinical laboratories. On December 6, 2005, we purchased 51% of the shares of BioCheck’s common stock from each of its shareholders on a pro rata basis for $3,060,000 in cash. This acquisition was accounted for by the purchase method of accounting according to Statement of Financial Accounting Standards No. 141, “Business Combinations.” The consolidated statements of operations for the three and nine months ended September 30, 2006 include the results of operations of BioCheck and the consolidated balance sheets include the assets and liabilities of BioCheck at December 31, 2005 and September 30, 2006. Pursuant to the stock purchase agreement, OXIS will use its reasonable best efforts to consummate a follow-on financing transaction to raise additional capital with which to purchase the remaining outstanding shares of BioCheck in one or more additional closings.

Mutual Services Agreement

On June 23, 2006, we entered into a mutual services agreement with BioCheck. Both OXIS and BioCheck will provide certain services to the other corporation to be charged monthly at an hourly rate with an overhead surcharge. The services that BioCheck will provide include manufacturing the bulk of OXIS’ research assay test kits, assisting in packaging and shipping such research assay test kits to OXIS customers, and undertaking research and development of certain new OXIS research assay test kits on a case-by-case basis to be agreed upon between the parties. OXIS will provide services to BioCheck, including marketing and sales, website management and materials requirement and control systems.

The agreement terminates on December 6, 2009, or earlier upon mutual consent of the parties, upon 90 day prior written notice by either party, by either party if a monthly billing is unpaid after 60 days if a 15 day notice and opportunity to cure has been provided, or upon a material breach of the agreement after 30 days’ notice and opportunity to cure the breach. As of September 30, 2006, OXIS owed BioCheck approximately $103,000 for services rendered under the agreement. OXIS has not made that payment. If OXIS receives written notice of breach of the agreement due to this non-payment, it will have 15 days to cure that breach. If OXIS fails to cure the breach during the cure period, BioCheck would have the right to terminate the agreement.

Product Development

During the nine months ended September 30, 2006, we expanded our product portfolio of research assay kits for the research markets with the addition of eight new assay products.  Given the availability of sufficient capital resources, we plan to pursue the development of cardiac markers.  We are planning to expand our cardiovascular and inflammatory products through the combination of our myeloperoxidase, or MPO, assay with other in-house assays and new assays in development.  We also believe that our Ergothioneine compound may be well suited for development as a nutraceutical supplement that can be sold over the counter.  We are currently testing Ergothioneine produced in bulk to ensure that its purity level is acceptable. Given the availability of sufficient capital resources and the successful scale-up to a bulk manufacturing process that ensures an acceptable level of purity, we intend to pursue the development of Ergothioneine for use in the over the counter market, however, there can be no assurance as to when or if we will launch Ergotheioneine on a commercial basis as a nutraceutical.

BioCheck currently has several products under development for cancer, cardiac/inflammatory and angiogenesis research applications.  A research assay and reagents for the detection of HMGA2, a marker for aggressive breast cancer, are under development.  Myeloperoxidase is an inflammatory protein that has utility as a prognostic marker for cardiac events.  A new myeloperoxidase research assay has been developed that we expect will result in commercial sales in the fourth quarter of 2006.  Id proteins play a central role in cell differentiation, and Id1 and Id3 play a central and critical role in tumor related angiogenesis.  BioCheck has developed research assays and rabbit monoclonal antibodies for the detection of human and mouse Id proteins. We currently expect that the Id protein assays and reagents will be ready for commercial launch by late 2006.

Other Loans and Warrant

The $3,060,000 loan with KeyBank, N.A., or KeyBank, was repaid during February 2006 and a new one-year loan agreement for $3,060,000 was entered into with Bridge Bank, National Association, or Bridge Bank. As part of the loan arrangement with Bridge Bank, we granted a security interest in a $3,060,000 certificate of deposit transferred from KeyBank to Bridge Bank. The loan bears interest at 3.0% and the certificate of deposit bears interest at 1.0%.

On March 31, 2006, we issued a $400,000 unsecured promissory note to Fagan Capital, Inc., or Fagan Capital. Interest accrues at an annual rate of 8.0% and interest and principal were due on June 2, 2006. On July 26, 2006, Fagan Capital extended the maturity date of the promissory note to June 1, 2007 and we issued to Fagan Capital a warrant to purchase 1,158,857 shares of common stock at an initial exercise price of $0.35 per share. On October 25, 2006, the Company prepaid the principal, accrued interest and legal fees due pursuant to the Renewal Note in the amount of $426,000 and the Company undertook to finalize a registration rights agreement covering the shares underlying the common stock purchase warrant within 7 days of the prepayment of the Renewal Note. See Notes 3 and 7 to the unaudited consolidated financial statements included in this Report. The purpose of these loans was to provide us with short term financing as we sought longer term financing.

Relocation of Operations

On December 6, 2005, we initiated a relocation plan to cease our operations in Portland, Oregon and relocate to Foster City, California. We decided to relocate after reviewing and evaluating all aspects of our operations to determine the profitability and viability of continuing in the Portland, Oregon location. During February 2006, we signed a lease agreement for 4,136 square feet of space located immediately adjacent to those of BioCheck and relocated our manufacturing operations to Foster City, California. On February 15, 2006, we ceased operations at the Portland, Oregon facility and most of the Portland, Oregon employees were terminated. In connection with the relocation, we accrued $119,000 during 2005 for employee severances offered to all regular full-time employees who were not relocated to Foster City, California. Of this amount, $103,000 has been paid during the first nine months of 2006, resulting in $16,000 of accrued expenses at September 30, 2006. We expect $8,000 of this amount to be paid during the remainder of 2006 and $8,000 is to be paid during 2007.

Results of Operations

We expect revenues and expenses to increase substantially as described below from 2005 to 2006 with the consolidation of all of BioCheck’s results of operations for the nine months ended September 30, 2006. BioCheck’s revenues and expenses are not included in the results of operations for the nine months ended September 30, 2005 because they were incurred before the December 6, 2005 date of acquisition. Our projections for 2006 are based upon our expectations that BioCheck will incur similar revenues and costs in 2006 as it incurred in 2005. We can give no assurances that we will be able to successfully merge manufacturing operations without adversely affecting revenues and costs, increase revenues, develop new products, finance our expansion plans and purchase the remaining 49% of the BioCheck common stock we do not own.

Revenues

The following table presents the changes in revenues from 2005 to 2006:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Increase from 2005		2006	2005	Increase from 2005
Revenues	$1,512,000	$532,000	$980,000	184%	$4,381,000	$1,718,000	$2,663,000	155%

For the three months ended September 30, the increase in revenues was primarily attributable to the consolidation of $1,128,000 of revenues from BioCheck and $50,000 license fee payment from HaptoGuard that was partially offset by a $198,000 decrease in sales from the OXIS parent company. For the nine months ended September 30, the increase in revenues was primarily attributable to the consolidation of $3,204,000 of revenues from BioCheck and $50,000 license fee payment from HaptoGuard that was partially offset by a $591,000 decrease in sales from the OXIS parent company. The decrease in OXIS parent company sales is attributable to lower sales volume that was caused, in part, by the interruption arising from moving operations from Portland, Oregon to Foster City, California and consolidating our product offerings. We expect fourth quarter 2006 product revenues to increase modestly from the third quarter as we introduce new products such as our improved MPO. We intend to develop new diagnostic test kits and evaluate our product offerings, pricing and distribution network with the plan of increasing sales volume.

Cost of product revenues

The following table presents the changes in cost of product revenues from 2005 to 2006:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Increase from 2005		2006	2005	Increase from 2005
Cost of product revenues	$725,000	$333,000	$392,000	118%	$2,374,000	$906,000	$1,468,000	162%

For the three months ended September 30, 2006, the increase in cost of product revenues is attributable to the consolidation of $512,000 of costs from the operations of BioCheck that were partially offset by decreased labor and related costs including contract labor of $86,000 and facility and related costs of $41,000. For the nine months ended September 30, 2006, the increase in cost of product revenues is attributable to the consolidation of $1,620,000 of costs from the operations of BioCheck that were partially offset by decreased labor and related costs of $115,000 and facility and related costs of $52,000. We expect fourth quarter 2006 product costs to increase proportionally with any increases in revenues.

Gross profit of $787,000 for the three months ended September 30, 2006 was higher than the gross profit of $199,000 in the comparable period of 2005 because of the additional profits from product sales from BioCheck. Gross profit as a percentage of revenues was 52% in the three months ended September 30, 2006, as compared to 37% in the three months ended September 30, 2005. Gross profit of $2,007,000 for the nine months ended September 30, 2006 was higher than the gross profit of $812,000 in the comparable period of 2005 because of the additional profits from product sales from BioCheck. Gross profit as a percentage of revenues was 46% in the nine months ended September 30, 2006, as compared to 47% in the nine months ended September 30, 2005.

Research and development expenses

The following table presents the changes in research and development expenses from 2005 to 2006:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Increase from 2005		2006	2005	Increase from 2005
Research and development expenses	$207,000	$69,000	$138,000	200%	$598,000	$191,000	$407,000	213%

For the three months ended September 30, 2006, the increase in research and development expenses is primarily attributable to the consolidation of $131,000 of costs from the operations of BioCheck and increased patent amortization expense of $23,000. The increase was partially offset by decreased salary and benefits costs of $8,000. For the nine months ended September 30, 2006, the increase in research and development expenses is primarily attributable to the consolidation of $432,000 of costs from the operations of BioCheck and increased patent amortization expense of $63,000. The increase was partially offset by decreased salary and benefits costs of $50,000 and direct project expenses of $23,000. We expect fourth quarter 2006 research and development costs to be approximately the same as the third quarter. However, the actual amount of research and development expenses will fluctuate with the availability of funding.

Selling, general and administrative expenses

The following table presents the changes in selling, general and administrative expenses from 2005 to 2006:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2006	2005	Increase from 2005		2006	2005	Increase from 2005
Selling, general and administrative expenses	$953,000	$470,000	$483,000	103%	$2,854,000	$1,551,000	$1,303,000	84%

For the three months ended September 30, 2006, the increase in selling, general and administrative expenses is primarily attributed to the consolidation of costs from the operations of BioCheck of $197,000, severance charges of $261,000 related to the termination of employment of our president and chief executive officer, and increased costs for accounting, legal, shareholder communication and investor relations activities of $20,000; and non-cash compensation of $69,000 which, effective January 1, 2006, is required for employees to be included in expenses by SFAS 123R. The increase was partially offset by decreased costs for labor and related costs including contract labor and associated transportation costs of $28,000. For the nine months ended September 30, 2006, the increase in selling, general and administrative expenses is primarily attributed to the consolidation of costs from the operations of BioCheck of $605,000, severance charges of $261,000 and increased costs for accounting, legal, shareholder communication and investor relations activities of $121,000; labor and related costs including contract labor and associated transportation costs of $74,000; and non-cash compensation of $249,000. We expect fourth quarter 2006 selling, general and administrative expenses to be approximately the same as the third quarter.

Interest Income

The decrease in interest income from $74,000 for the nine months ended September 30, 2005 to $45,000 in the same period in 2006 is primarily due to reduced cash available for investment activities obtained in the $6,500,000 equity financing received during December 2004 and January 2005.

Other Income

Other income is related to the sale of surplus equipment.

Interest Expense

Interest expense of $146,000 in the nine months ended September 30, 2006 was primarily due to the loan with KeyBank that was transferred to Bridge Bank incurred in connection with the BioCheck acquisition, the addition of new debt of $600,000 in March 2006 and non-cash financing expense of $45,000 related to the renewal of a note with Fagan Capital. We expect interest expense for the fourth quarter to increase significantly from the third quarter of 2006 with additional debt financing obtained during October 2006. See Notes 3 and 7 to the unaudited consolidated financial statements included in this Report.

Liquidity and Capital Resources

On a consolidated basis, we had cash and cash equivalents of $677,000 at September 30, 2006 of which $656,000 was held by BioCheck. Since BioCheck has been and is expected to continue to be cash flow positive, management believes that its cash will be sufficient to sustain its operating activities.

The cash held by the OXIS parent company was $21,000 at September 30, 2006. OXIS cannot access the cash held by its majority-held subsidiary, BioCheck, to pay for the corporate purposes of the OXIS parent company. We have incurred negative operating cash flows of $0.5 million during the nine months ended September 30, 2006. The OXIS parent company incurred negative operating cash flows of $0.9 million during the first nine months of 2006. Our cash may not be sufficient to sustain our operations through the first quarter of 2007 without additional financings. We obtained debt financing in which we received proceeds of $1,350,000 subsequent to September 30, 2006 and are seeking equity financing to obtain sufficient funds to sustain operations and purchase the remaining 49% of BioCheck for approximately $3.0 million. From the aforementioned debt financing, $635,000 was used to repay existing debt, accrued interest and related legal fees. We plan to increase revenues by introducing new products. However, we cannot assure you that we will successfully obtain equity financing, if any, sufficient to finance our goals or that we will increase product related revenues as such events are subject to factors beyond our control. If we are unable to raise additional capital in 2007, we will have to curtail or cease operations.

Net cash used in operating activities

The following table presents cash flows from operating activities for 2006 and 2005:

	Nine Months Ended September 30,
	2006	2005
Cash paid to employees including benefits	$(1,608,000)	$(675,000)
Cash paid to suppliers	(3,209,000)	(2,630,000)
Total cash paid to employees and suppliers	(4,817,000)	(3,305,000)
Cash received from customers	4,352,000	1,650,000
Interest and other income received	47,000	74,000
Interest paid	(88,000)	(11,000)
Net cash used in operating activities	$(506,000)	$(1,592,000)

The increase in cash paid to employees is primarily attributed to $1.0 million of cash paid by BioCheck for payroll and benefits. Cash paid to suppliers is increased by approximately $1.6 million due to BioCheck that was offset by 2004 expenses recorded as liabilities at December 31, 2004 that were paid in the first quarter of 2005 of approximately $0.5 million and an increase in accounts payable and accrued expense in the first nine months of 2006 of approximately $0.5 million. The increase in cash received from customers is attributed to increased revenues of $2.7 million. Interest paid increased primarily due to increased debt entered into during December 2005 of $3,060,000.

Cash used in investing activities

During the first quarter of 2006 we transferred our $3,060,000 restricted certificate of deposit from KeyBank to Bridge Bank. Capital expenditures during the nine months ended 2006 were primarily for equipment and leasehold improvements at our new Foster City, California location. We had no commitments for capital expenditures at September 30, 2006. We paid $42,000 and $171,000 for patent filings that were capitalized during the nine months ended 2006 and 2005, respectively.

Net cash provided by financing activities

On October 25, 2006, we entered into a securities purchase agreement, or Purchase Agreement, with four accredited investors, or the Purchasers. In conjunction with the signing of the Purchase Agreement, we issued secured convertible debentures, or Debentures, and Series A, B, C, D, and E common stock warrants, or Warrants to the Purchasers, and the parties also entered into a registration rights agreement and a Security Agreement. The Warrants issued to the Purchasers are for the purchase of an aggregate of approximately 14.5 million shares of OXIS common stock, at initial exercise prices ranging from $0.35 to $0.385 per share, subject to adjustment as provided therein, including full ratchet anti-dilution. OXIS issued secured convertible debentures, or Debentures, in an aggregate principal amount of $1,694,250 to the Purchasers. The Series D and E Warrants are only exercisable pro rata subsequent to the exercise of the Series C Warrants. The Debentures are subject to an original issue discount of 20.318% resulting in proceeds to OXIS of $1,350,000 from the transaction. The Debentures are convertible, at the option of the Purchasers, at any time, into shares of common stock at $0.35 per share, as adjusted pursuant to a full ratchet anti-dilution provision, or Conversion Price. Beginning on the first of the month following the earlier of the effective date of the registration statement to be filed pursuant to the registration rights agreement and February 1, 2007, OXIS shall amortize the Debentures in equal installments on a monthly basis resulting in a complete repayment by the maturity date or Monthly Redemption Amounts. The Monthly Redemption Amounts can be paid in cash or in shares, subject to certain restrictions. If OXIS chooses to make any Monthly Redemption Amount payment in shares of common stock, the price per share is the lesser of the Conversion Price then in effect and 85% of the weighted average price for the 10 trading days prior to the due date of the Monthly Redemption Amount.

On March 31, 2006, we issued a $400,000 unsecured promissory note to Fagan Capital. Interest accrues at an annual rate of 8.0% and interest and principal were due on June 2, 2006. On July 26, 2006, Fagan Capital extended the maturity date of the promissory note to June 1, 2007 and we issued to Fagan Capital a warrant to purchase 1,158,857 shares of common stock at an initial exercise price of $0.35 per share. On October 25, 2006, we prepaid the principal, accrued interest and legal fees due in the amount of $426,000. See Note 7 to the unaudited consolidated financial statements included in this Report. The purpose of this loan was to provide us with short term financing as we sought longer term financing.

On March 10, 2006, we received $200,000 in exchange for an unsecured promissory note with Steven T. Guillen, our president and chief executive officer at that time. The related party note bears interest at 7.0%. Interest and principal were due on September 10, 2006. Mr. Guillen’s employment was terminated on September 15, 2006. We were in default on this note at September 30, 2006. Subsequent to September 30, 2006, Mr. Guillen sued the Company for payment of interest and principal due under the note. On November 2, 2006, we repaid the principal and accrued interest due on the promissory note with Mr. Guillen in the amount of $209,000.

On December 2, 2005, we entered into a non-revolving one-year loan agreement with KeyBank in the amount of $3,060,000, for the purpose of completing the initial closing of the BioCheck acquisition. This loan was repaid during February 2006 and a new one-year loan agreement for $3,060,000 was entered into with Bridge Bank.

The OXIS parent company had cash and cash equivalents of $21,000 at September 30, 2006. OXIS cannot access the cash held by its majority-held subsidiary, BioCheck, to pay for the corporate purposes of the OXIS parent company. In an effort to mitigate this near-term concern, we obtained debt financing in which we received proceeds of $1,350,000 subsequent to September 30, 2006 and are seeking equity financings to obtain sufficient funds to sustain operations and purchase the remaining 49% of BioCheck for approximately $3.0 million. From the aforementioned debt financing, $635,000 was used to repay existing debt, accrued interest and related legal fees. However, we cannot assure you that we will successfully obtain equity financing.

Critical Accounting Policies

We consider the following accounting policies to be critical given they involve estimates and judgments made by management and are important for our investors’ understanding of our operating results and financial condition.

Basis of Consolidation

The consolidated financial statements contained in this Report include the accounts of OXIS International, Inc. and its subsidiaries. All intercompany balances and transactions have been eliminated. On December 6, 2005, we purchased 51% of the common stock of BioCheck. This acquisition was accounted for by the purchase method of accounting according to Statement of Financial Accounting Standards No. 141, “Business Combinations.” The consolidated statements of operations for the three and nine months ended September 30, 2006 include the results of operations of BioCheck and the consolidated balance sheets include the assets and liabilities of BioCheck at September 30, 2006 and December 31, 2005.

Revenue Recognition

We manufacture, or have manufactured on a contract basis, research and diagnostic assays and fine chemicals, which are our primary products sold to customers. Revenue from the sale of our products, including shipping fees, is recognized when title to the products is transferred to the customer which usually occurs upon shipment or delivery, depending upon the terms of the sales order and when collectibility is reasonably assured. Revenue from sales to distributors of our products is recognized, net of allowances, upon delivery of product to the distributors. According to the terms of individual distributor contracts, a distributor may return product up to a maximum amount and under certain conditions contained in its contract. Allowances are calculated based upon historical data, current economic conditions and the underlying contractual terms. Our mix of product sales are substantially at risk to market conditions and demand, which may change at anytime.

We recognize license fee revenue for licenses to our intellectual property when earned under the terms of the agreements. Generally, revenue is recognized upon transfer of the license unless we have continuing obligations for which fair value cannot be established, in which case the revenue is recognized over the period of the obligation. We consider all arrangements with payment terms extending beyond twelve months not to be fixed or determinable. In certain licensing arrangements there is provision for a variable fee as well as a non-refundable minimum amount. In such arrangements, the amount of the non-refundable minimum guarantee is recognized upon transfer of the license and collectibility is reasonably assured or over the period of the obligation, as applicable, and the amount of the variable fee is recognized as revenue when it is fixed and determinable. We recognize royalty revenue based on reported sales by third party licensees of products containing our materials, software and intellectual property. Non-refundable royalties, for which there are no further performance obligations, are recognized when due under the terms of the agreements.

Inventories

Inventories are stated at the lower of cost to purchase and/or manufacture the inventory or the current estimated market value of the inventory. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and/or our ability to sell the products and production requirements. Demand for our products can fluctuate significantly. Factors which could affect demand for our products include unanticipated changes in consumer preferences, general market conditions or other factors, which may result in cancellations of advance orders or a reduction in the rate of reorders placed by customers and/or continued weakening of economic conditions. Additionally, our estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. Our estimates are based upon our understanding of historical relationships which can change at anytime.

Long-Lived Assets

Our long-lived assets include property, plant and equipment, capitalized costs of filing patent applications and goodwill and other assets. We evaluate our long-lived assets for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Estimates of future cash flows and timing of events for evaluating long-lived assets for impairment are based upon management’s judgment. If any of our intangible or long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value.

Applicable long-lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment. Goodwill and other assets are not amortized.

Share-Based Compensation

In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS 123R. SFAS 123R replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” or APB Opinion No. 25. SFAS 123R establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date (with limited exceptions). That cost will be recognized in the entity’s financial statements over the period during which the employee is required to provide services in exchange for the award. Management implemented SFAS 123R effective January 1, 2006. Methodologies used for calculations such as the Black-Scholes option-pricing models and variables such as volatility and expected life are based upon management’s judgment. Such methodologies and variables are reviewed and updated periodically for appropriateness and affect the amount of recorded charges. See Note 1 to the unaudited consolidated financial statements included in this Report for more information on the amounts, methodologies and variables related to non-cash share-based compensation charges.

FACTORS THAT MAY AFFECT FUTURE OPERATING RESULTS

We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. The following discussion highlights some of these risks and others are discussed elsewhere in this report or in our Annual Report on Form 10-KSB for the period ended December 31, 2005 and our Post-Effective Amendment No. 1 to Form SB-2 Registration Statement (SEC File No. 333-123008).

Risks Related to Our Business

We will need to raise additional capital to fund our general and administrative expenses, and if we are unable to raise such capital, we will have to curtail or cease operations.

The OXIS parent company had cash and cash equivalents of $21,000 at September 30, 2006. OXIS cannot access the cash held by its majority-held subsidiary, BioCheck, to pay for the corporate purposes of the OXIS parent company. We obtained debt financing in which we received proceeds of $1,350,000 subsequent to September 30, 2006 and are seeking equity financings to obtain sufficient funds to sustain operations, including our development and commercialization programs and purchase the remaining 49% of BioCheck common stock we do not own. We have incurred significant obligations in relation to the termination of our former president and chief executive officer. We repaid debt including accrued interest and legal fees in the amount of $426,000 to Fagan Capital and $209,000 to our former chief executive officer. If we are unable to raise additional capital in the first quarter of 2007, we may have to curtail or cease operations.  If we raise short term capital by incurring additional debt, we will have to obtain equity financing sufficient to repay such debt and accrued interest. Further, incurring additional debt may make it more difficult for us to successfully consummate future equity financings.

Restrictive provisions of the Securities Purchase Agreement signed with purchasers of debentures and warrants in the recent debt financing may prohibit OXIS from consummating an equity financing transaction.

Pursuant to the Securities Purchase Agreement entered into with four accredited purchasers on October 25, 2006, OXIS is prohibited from issuing shares of common stock or securities convertible into common stock except pursuant to options issued under its stock option plan and other limited exceptions, until ninety days after the effective date of the registration statement that OXIS is required to file in relation to the Debenture transaction, unless the volume weighted average price of our common stock for each of the twenty days immediately prior to any such issuance of equity securities is in excess of $0.40 per share, subject to adjustment for stock splits. Given the recent price range of our common stock between $0.20 and $0.35, unless the price of our common stock increases significantly within the next six to seven months, we will be unable to raise additional funds through an equity financing. Pursuant to another provision of the Securities Purchase Agreement, the Purchasers of the Debentures have the right to participate in up to 100% of any future equity financing involving issuance of common stock or securities issuable into common stock which OXIS undertakes within one year after the effective date of the registration statement which OXIS is required to file regarding the Debenture transaction. This provision may make potential investors reluctant to enter into term sheets with OXIS for future equity transactions.

Repayment of recently issued Debentures in shares and the exercise of recently issued warrants would cause substantial dilution to our stockholders and would likely to depress our stock price, making it more difficult for OXIS to consummate future equity financings.

In the debt financing transaction which OXIS entered into in October 2006 with four accredited purchasers or the Purchasers, OXIS issued Secured Convertible Debentures in an aggregate principal amount of $1,694,250 to the Purchasers. OXIS also issued Series A, B, C, D, and E warrants to the Purchasers for the purchase of an aggregate of approximately 14.5 million shares of OXIS common stock, at initial exercise prices ranging from $0.35 to $0.385 per share, subject to adjustment as provided therein, including full ratchet anti-dilution.. The Series D and E warrants are only exercisable pro rata subsequent to the exercise of the Series C warrants. The Debentures are subject to an original issue discount of 20.318% resulting in proceeds to OXIS of $1,350,000 from the transaction. The Debentures are convertible, at the option of the Purchasers, at any time, into shares of common stock at $0.35 per share, as adjusted pursuant to a full ratchet anti-dilution provision (the “Conversion Price”). Beginning on the first of the month following the earlier of the effective date of the registration statement to be filed pursuant to the registration rights agreement and February 1, 2007, OXIS shall amortize the Debentures in equal installments on a monthly basis resulting in a complete repayment by the maturity date (the “Monthly Redemption Amounts”). The Monthly Redemption Amounts can be paid in cash or in shares, subject to certain restrictions. If OXIS chooses to make any Monthly Redemption Amount payment in shares of common stock, the price per share is the lesser of the Conversion Price then in effect and 85% of the weighted average price for the 10 trading days prior to the due date of the Monthly Redemption Amount.

Due to the floating conversion price of the Debentures applicable when OXIS chooses to repay the Debentures in shares, OXIS would need to issue approximately ten million shares to the Purchasers, assuming that stock prices remain in their recent price range. The number of shares which OXIS may have to issue to the Purchasers could increase significantly if the stock price declines from the current price range. In addition, OXIS would have to issue approximately five million shares if the Purchasers exercise the Series A and B warrants, an additional approximately five million shares would be issued upon exercise of the Series C warrants and finally, an additional approximately five million shares would be issued upon exercise of the Series D and E warrants pro rata subsequent to the exercise of the Series C warrants. The future potential dilution due to exercise of the above warrants could be increased if the full ratchet anti-dilution applicable to the exercise price of the warrants is triggered. This future potential dilution would likely depress our stock price, making it difficult for us to consummate a future equity financing.

Restrictions on OXIS’ ability to repay the Debentures in shares rather than in cash may deplete OXIS’ cash resources and will require future financings to avoid default.

Under the terms of the Debentures issued to purchasers in October 2006, OXIS right to make its monthly redemption payments to the Purchasers of the Debentures is conditioned upon several factors. Beginning on the first of the month following the earlier of the effective date of the registration statement to be filed pursuant to the registration rights agreement and February 1, 2007, OXIS is obligated to amortize the Debentures in equal installments on a monthly basis resulting in a complete repayment by the maturity date either in cash or in shares. The monthly redemptions, if made in cash to all Purchasers would equal approximately $85,000 per month. OXIS may not make the monthly redemption in shares if, among other conditions, the issuance of the shares to the Purchasers would cause any such Purchaser to beneficially own in excess of either 9.99% or 4.99% of the total outstanding shares of OXIS at that time (depending on the particular Purchaser either the 9.99% or the 4.99% applies). One of the Purchasers currently beneficially owns approximately 9% of the total outstanding shares. In addition, OXIS may not make monthly redemption payments to any Purchasers in shares rather than cash if the daily trading volume for OXIS’ common stock does not exceed 50,000 shares per trading day for a period of twenty trading days prior to any applicable date in question beginning after April 25, 2007. If OXIS must make all or a substantial amount of its monthly redemption payments to the Purchasers in cash rather than shares, its cash reserves will be depleted and it will have to raise substantial additional capital to avoid default of the Debentures.

As we have failed to make payments due to BioCheck under our Mutual Services Agreement, BioCheck could exercise its rights under the default provisions of that agreement to terminate the agreement and cease production of many of our research test kit assays.

As mentioned above, on June 23, 2006, we entered into a Mutual Services Agreement, or Agreement, with our majority owned subsidiary, BioCheck. Pursuant to the Agreement, OXIS agreed to pay BioCheck approximately $103,000 that it owed to BioCheck for services that BioCheck had provided to OXIS during the nine months ended September 30, 2006. OXIS has not made that payment. If OXIS receives written notice of breach of the Agreement due to this non-payment, it will have 15 days to cure that breach. If OXIS fails to cure the breach during the cure period, BioCheck would have the right to terminate the Agreement. Pursuant to the Agreement, BioCheck is manufacturing the bulk of OXIS’ research assay test kits, assisting in packaging and shipping such research assay test kits to OXIS customers, and undertaking research and development of certain new OXIS research assay test kits. If BioCheck ceases to perform services under the Agreement, OXIS will have to turn to third party suppliers for the manufacturing of its research assay test kits, where that is possible, and will likely have to cease research and development of new OXIS research assay test kits. There can be no assurance that possible third party suppliers of research assay test kits will be willing or able to manufacture OXIS’ research assay test kits at competitive prices or at all, or that OXIS would be able to pay for such services. Disruption or cessation of manufacturing due to the termination of the Agreement would have immediate and deleterious effects on OXIS future revenues.

We will need to raise additional capital in order to complete our acquisition of the outstanding shares of BioCheck.

On September 19, 2005 we entered into a stock purchase agreement with BioCheck and the shareholders of BioCheck pursuant to which OXIS undertook to purchase up to all of the outstanding shares of common stock of BioCheck for an aggregate purchase price of $6.0 million in cash. On December 6, 2005, pursuant to the terms of the stock purchase agreement with BioCheck, at the initial closing, we purchased an aggregate of fifty-one percent (51%) of the outstanding shares of common stock of BioCheck from each of the shareholders of BioCheck on a pro rata basis, for an aggregate of $3,060,000 in cash. Pursuant to the stock purchase agreement, OXIS will use its reasonable best efforts to consummate a follow-on financing transaction to raise additional capital with which to purchase the remaining outstanding shares of BioCheck in one or more additional closings. The purchase price for any BioCheck shares purchased after the initial closing will be increased by an additional 8% per annum from the date of the initial closing through the date of such purchase. If OXIS has not purchased all of the outstanding shares of BioCheck within twelve months of the initial closing, the earnings before interest, taxes, depreciation and amortization expenses, or EBITDA, if any, of BioCheck will be used to repurchase the remaining outstanding BioCheck shares at one or more additional closings. There can be no assurance that there will be any EBITDA of BioCheck in the next several years which could be utilized to purchase additional shares of BioCheck pursuant to the stock purchase agreement. Even if there is some amount of BioCheck EBITDA available to purchase additional shares of BioCheck, there can be no assurance that such EBITDA would be sufficient to complete our acquisition of the remaining 49% of BioCheck outstanding shares.

To avoid an increase in the purchase price of the remaining shares of BioCheck at the rate of 8% per annum, we will need to consummate a financing transaction to complete the acquisition of the remaining 49% of the outstanding shares of BioCheck. The successful completion of our acquisition of BioCheck is dependent upon obtaining financing on acceptable terms. No assurances can be given that we will be able to complete such a financing sufficient to undertake our acquisition of the outstanding shares of BioCheck on terms favorable to us, or at all. Any financing that we do undertake to finance the acquisition of BioCheck will likely involve dilution of our common stock if it is an equity financing or will involve the assumption of significant debt by OXIS.

We will need additional financing in order to complete our development and commercialization programs.

As of September 30, 2006, we had an accumulated deficit of approximately $67,301,000. We currently do not have sufficient capital resources to complete the development and commercialization of our antioxidant therapeutic technologies and oxidative stress assays, and no assurances can be given that we will be able to raise such capital in the future on terms favorable to us, or at all. The unavailability of additional capital could cause us to cease or curtail our operations and/or delay or prevent the development and marketing of our potential products. In addition, we may choose to abandon certain issued United States and international patents that we deem to be of lesser importance to our strategic direction, in an effort to preserve our financial resources.

Our future capital requirements will depend on many factors including the following:

• continued scientific progress in our research and development programs and the commercialization of additional products;
• the cost of our research and development and commercialization activities and arrangements, including sales and marketing;
• the costs associated with the scale-up of manufacturing;
• the success of pre-clinical and clinical trials;
• the establishment of and changes in collaborative relationships;
• the time and costs involved in filing, prosecuting, enforcing and defending patent claims;
• the time and costs required for regulatory approvals;
• the acquisition of additional technologies or businesses;
• technological competition and market developments; and
• the cost of complying with the requirements of the Autorité des Marchés Financiers, or AMF, the French regulatory agency overseeing the Nouveau Marché in France.

We will need to raise additional capital to fund our development and commercialization programs. Our current capital resources are not sufficient to sustain operations and our development program with respect to our Ergothioneine as a nutraceutical supplement. We have granted a licensee exclusive worldwide rights, in certain defined areas of cardiovascular indications, to develop, manufacture and market BXT-51072 and related compounds from our library of such antioxidant compounds. The licensee is responsible for worldwide product development programs with respect to the licensed compounds. Due to the lack of financial resources, we ceased further testing of BXT-51072 but continue to review the possibility of further developing applications for BXT-51072 and related compounds outside of the areas defined in the license. However, further development and commercialization of antioxidant therapeutic technologies, oxidative stress assays or currently unidentified opportunities, or the acquisition of additional technologies or businesses, may require additional capital. The fact that further development and commercialization of a product or technology would require us to raise additional capital, would be an important factor in our decision to engage in such further development or commercialization. No assurances can be given that we will be able to raise such funds in the future on terms favorable to us, or at all.

If we complete our acquisition of BioCheck, our business could be materially and adversely affected if we fail to adequately integrate the operations of the two companies.

If we complete the acquisition of BioCheck, or the Acquisition, as planned, and we do not successfully integrate the operations of the two companies, or if the benefits of the transaction do not meet the expectations of financial or industry analysts, the market price of our common stock may decline. The Acquisition could result in the use of significant amounts of cash, dilutive issuances of equity securities, or the incurrence of debt or expenses related to goodwill and other intangible assets, any of which could materially adversely affect our business, operating results and financial condition.

We may not be able to successfully integrate the BioCheck business into our existing business in a timely and non-disruptive manner, or at all. In addition, the Acquisition may result in, among other things, substantial charges associated with acquired in-process research and development, future write-offs of goodwill that is deemed to be impaired, restructuring charges related to consolidation of operations, charges associated with unknown or unforeseen liabilities of acquired businesses and increased general and administrative expenses. Furthermore, the Acquisition may not produce revenues, earnings or business synergies that we anticipate.  There can be no assurance that BioCheck will continue to manufacture our research assay test kits if that agreement is terminated.

In addition, acquisitions in general involve numerous risks, including:

• difficulties in assimilating the operations, technologies, products and personnel of an acquired company;
• risks of entering markets in which we have either no or limited prior experiences;
• the diversion of management’s attention from other business concerns; and
• the potential loss of key employees of an acquired company.

The time, capital management and other resources spent on the Acquisition, if it fails to meet our expectations, could cause our business and financial condition to be materially and adversely affected.

Our relocation plan could adversely affect our operations.

As part of our decision to acquire BioCheck, we implemented a relocation and integration plan, including a strategy to reduce our cost structure. In doing so, we significantly reduced our employee workforce from 15 full time employees to six at November 10, 2006, outsourced certain company functions and have taken other steps intended to reduce costs and improve efficiencies.  Our business may continue to be disrupted and adversely affected by this reduction in work force until we employ new personnel to replace certain open positions. Our business may also be disrupted due to our move to new facilities. The payment of severance benefits resulting from employee terminations will cause us to utilize cash. There can be no assurances that we will be able to improve efficiencies and function properly following such reductions.

We may experience disruption or may fail to achieve any benefits in connection with the recent changes in executive management and in Board membership.

During the second quarter of 2004, our former Chief Executive Officer retired, and during the third quarter of 2004 our Chief Operating and Financial Officer left the employment of our company. As a result, others who had limited experience with OXIS were appointed to serve as acting Chief Executive Officer, acting Chief Operating Officer and acting Chief Financial Officer. On February 28, 2005, the Board appointed Mr. Steven T. Guillen to the positions of President and Chief Executive Officer of OXIS, and as a member of our board. On January 6, 2006, we hired Michael D. Centron as our Vice President and Chief Financial Officer. On September 15, 2006, Mr. Guillen’s employment as President and Chief Executive Officer was terminated, and Marvin S. Hausman, M.D. was appointed our new President and Chief Executive Officer. In addition, during 2004 and early 2005, following the acquisition of a then-majority interest in OXIS by Axonyx, eight directors resigned from the board resulting in a four person board. During 2005 we added independent director John E. Repine, M.D., and Gary M. Post joined our Board of Directors on March 15, 2006, resulting in a six-person board. Timothy C. Rodell, M.D., declined to stand for re-election at the Annual Meeting of Stockholders held on August 1, 2006. All five directors currently serving on the board commenced their service on the board during the period of 2004 through the date hereof.

One impact of such changes has been to delay our sales promotions in the research assay market and in the development of Ergothioneine market opportunities. Further, we narrowed our strategic focus to concentrate resources, including discontinuing our Animal Health Profiling program. In addition, the decreased OXIS parent company sales during the third quarter of 2006 are attributable to lower sales volume that was caused, in part, by the interruption arising from moving operations from Portland, Oregon to Foster City, California and consolidating our product offerings. There can be no assurances that these changes will not cause further disruptions in, or otherwise adversely affect, our business and results of operations.

If we fail to attract and retain key personnel, our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. We may not be able to hire and retain such personnel at compensation levels consistent with our existing compensation and salary structure. We deferred the hiring of senior management personnel in order to allow our newly-engaged full time Chief Executive Officer to select such key personnel. While we succeeded in engaging Mr. Steven T. Guillen as our President and Chief Executive Officer in February 2005 and Michael D. Centron as our Chief Financial Officer in January 2006, we cannot predict whether we will be successful in finding suitable new candidates for key management positions within OXIS. On September 15, 2006, Mr. Guillen’s employment as President and Chief Executive Officer was terminated, and Marvin S. Hausman, M.D. was appointed our new President and Chief Executive Officer. While we have entered into a letter agreement of employment with Mr. Centron and an employment agreement with Dr. Hausman, they are free to terminate their employment “at will.” Further, we cannot predict whether Dr. Hausman or Mr. Centron will be successful in their roles as our President and Chief Executive Officer, and Chief Financial Officer, or whether senior management personnel hires will be effective. The loss of services of executive officers or key personnel, any transitional difficulties with our new Chief Financial Officer or the inability to attract qualified personnel could have a material adverse effect on our financial condition and business. As we currently have limited cash resources, if any of our key personnel leaves, replacing them will be difficult. We do not have any key employee life insurance policies with respect to any of our executive officers.

The success of our business depends upon our ability to successfully develop and commercialize products.

We cannot assure you that our efforts to develop and commercialize a cardiac predictor product, an Ergothioneine nutraceutical product or any other products will be successful. The cost of such development and commercialization efforts can be significant and the likelihood of success of any such programs is difficult to predict. The failure to develop or commercialize such new products could be materially harmful to us and our financial condition.

Our future profitability is uncertain.

We cannot predict our ability to reduce our costs or achieve profitability. We may be required to increase our research and development expenses in order to develop potential new products. As evidenced by the substantial net losses during and the first six months of 2006 and in fiscal year 2005, losses and expenses may increase and fluctuate from quarter to quarter. There can be no assurance that we will ever achieve profitable operations.

We have no biopharmaceutical or clinical diagnostic products available for sale and we may never be successful in developing products suitable for commercialization.

All of our biopharmaceutical and clinical diagnostic candidates are at an early stage of development and all of such therapeutic and clinical diagnostic candidates will require expensive and lengthy testing and regulatory clearances. None of our therapeutic or clinical diagnostic candidates have been approved by regulatory authorities. We have no therapeutic or clinical diagnostic products available for sale and we may not have any products commercially available for several years, if at all. There are many reasons we may fail in our efforts to develop our therapeutic and clinical diagnostic candidates, including:

• our therapeutic and clinical diagnostic candidates may be ineffective, toxic or may not receive regulatory clearances,
• our therapeutic and clinical diagnostic candidates may be too expensive to manufacture or market or may not achieve broad market acceptance,
• third parties may hold proprietary rights that may preclude us from developing or marketing our therapeutic and clinical diagnostic candidates, or
• third parties may market equivalent or superior products.

Clinical development is inherently uncertain and expense levels may fluctuate unexpectedly because we cannot accurately predict the timing and level of such expenses.

Our future success may depend in part upon the results of clinical trials undertaken by us or our licensees designed to assess the safety and efficacy of our potential products. We do not have substantial experience in developing and running clinical trials. The completion of clinical trials often depends significantly upon the rate of patient enrollment, and our expense levels will vary depending upon the rate of enrollment. In addition, the length of time necessary to complete clinical trials and submit an application for marketing and manufacturing approvals varies significantly and is difficult to predict. The expenses associated with each phase of development depend upon the design of the trial. The design of each phase of trials depends in part upon results of prior phases, and additional trials may be needed at each phase. As a result, the expense associated with future phases cannot be predicted in advance. Further, if we undertake clinical trials, we may decide to terminate or suspend ongoing trials. Failure to comply with extensive FDA regulations may result in unanticipated delay, suspension or cancellation of a trial or the FDA's refusal to accept test results. The FDA may also suspend our clinical trials at any time if it concludes that the participants are being exposed to unacceptable risks. As a result of these factors, we cannot predict the actual expenses that we will incur with respect to clinical trials for any of our potential products, and we expect that our expense levels will fluctuate unexpectedly in the future.

Competition in most of our primary current and potential market areas is intense and expected to increase.

The diagnostic, pharmaceutical and nutraceutical industries are highly competitive. The main commercial competition at present in our research assay business is represented by, but not limited to, the following companies: Cayman Chemical Company, Assay Designs and Randox Laboratories Ltd. In addition, our competitors and potential competitors include large pharmaceutical/nutraceutical companies, universities and research institutions. Relative to OXIS, these competitors may have substantially greater capital resources, research and development staffs, facilities, as well as greater expertise manufacturing and making products. In addition, these companies, as well as others, may have or may develop new technologies or use existing technologies that are, or may in the future be, the basis for competitive products. There can be no assurance that we can compete successfully.

In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their products to address the needs of our current and prospective customers. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Such competition could materially adversely affect our ability to commercialize existing technologies or new technologies on terms favorable to us. Further, competitive pressures could require us to reduce the price of our products and technologies, which could materially adversely affect our business, operating results and financial condition. We may not be able to compete successfully against current and future competitors and any failure to do so would have a material adverse effect upon our business, operating results and financial condition.

TorreyPines Therapeutics, Inc. holds the voting power to influence matters affecting us.

TorreyPines Therapeutics, Inc. or TorreyPines, which merged with Axonyx Inc. in October 2006, currently owns approximately 32% of our issued and outstanding stock. In addition, Dr. Marvin Hausman is a member of the board of directors of TorreyPines and is our President and Chief Executive Officer and the chairman of our board of directors. Given these circumstances, TorreyPines may influence our business direction and policies, and, thus, may have the ability to control certain material decisions affecting us. In addition, such concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our shareholders. Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years unless the transaction meets certain conditions. Section 203 also limits the extent to which an interested shareholder can receive benefits from our assets. These provisions could complicate or prohibit certain transactions (including a financing transaction between OXIS and TorreyPines), or limit the price that other investors might be willing to pay in the future for shares of our common stock.

If we are unable to develop and maintain alliances with collaborative partners, we may have difficulty developing and selling our products and services.

Our ability to realize significant revenues from new products and technologies is dependent upon, among other things, our success in developing business alliances and licensing arrangements with nutraceutical/biopharmaceutical and/or health related companies to develop and market these products. To date, we have had limited success in establishing foundations for such business alliances and licensing arrangements and there can be no assurance that our efforts to develop such business relationships will progress to mature relationships or that any such relationships will be successful. Further, relying on these or other alliances is risky to our future success because:

• our partners may develop products or technologies competitive with our products and technologies;
• our partners may not devote sufficient resources to the development and sale of our products and technologies;
• our collaborations may be unsuccessful; or
• we may not be able to negotiate future alliances on acceptable terms.

Our revenues and quarterly results have fluctuated historically and may continue to fluctuate, which could cause our stock price to decrease.

Our revenues and operating results may fluctuate due in part to factors that are beyond our control and which we cannot predict. Material shortfalls in revenues will materially adversely affect our results and may cause us to experience losses. In particular, our revenue growth and profitability depend on sales of our research assays and fine chemicals. Factors that could cause sales for these products and other products to fluctuate include:

• an inability to produce products in sufficient quantities and with appropriate quality;
• an inability to obtain sufficient raw materials;
• the loss of or reduction in orders from key customers;
• variable or decreased demand from our customers;
• the receipt of relatively large orders with short lead times;
• our customers' expectations as to how long it takes us to fill future orders;
• customers' budgetary constraints and internal acceptance review procedures;
• there may be only a limited number of customers that are willing to purchase our research assays and fine chemicals;
• a long sales cycle that involves substantial human and capital resources; and
• potential downturns in general or in industry specific economic conditions.

Each of these factors has impacted, and may in the future impact, the demand for and availability of our products and our quarterly operating results. For example, due to the unavailability of beef liver as a source for bSOD we were unable to sell any bSOD during 2005 and 2004, as compared to sales of $562,000 in 2003. We do not anticipate this source becoming available again within the foreseeable future and do not anticipate any revenues from sales of this product in the foreseeable future. In addition, a decrease in the demand for our Ergothioneine product resulted in a reduction of sales of Ergothioneine to $18,000 in 2005 and $87,000 in 2004, compared to $333,000 in 2003. We cannot predict with any certainty our future sales of Ergothioneine.

If the sales or development cycles for research assays and fine chemicals lengthen unexpectedly, our revenues may decline or not grow as anticipated and our results from operations may be harmed.

Changes in accounting standards regarding stock option plans could increase our reported losses, cause our stock price to decline and limit the desirability of granting stock options.

In December 2004, the FASB issued SFAS 123R. SFAS 123R replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS 123R establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date (with limited exceptions). That cost will be recognized in the entity’s financial statements over the period during which the employee is required to provide services in exchange for the award. Management implemented SFAS 123R effective January 1, 2006. Expensing such stock options will add to our losses or reduce our profits, if any. In addition, stock options are an important employee recruitment and retention tool, and we may not be able to attract and retain key personnel if we reduce the scope of our employee stock option program.

Our income may suffer if we receive relatively large orders with short lead times, or our manufacturing capacity does not otherwise match our demand.

Because we cannot immediately adapt our production capacity and related cost structures to rapidly changing market conditions, when demand does not meet our expectations, our manufacturing capacity will likely exceed our production requirements. Fixed costs associated with excess manufacturing capacity could adversely affect our income. Similarly, if we receive relatively large orders with short lead times, we may not be able to increase our manufacturing capacity to meet product demand, and, accordingly, we will not be able to fulfill orders in a timely manner. During a market upturn, we may not be able to purchase sufficient supplies to meet increasing product demand. In addition, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. These factors could materially and adversely affect our results.

Our success will require that we establish a strong intellectual property position and that we can defend ourselves against intellectual property claims from others.

Maintaining a strong patent position is important to our competitive advantage. We currently have 81 patents either granted or applied for in 16 countries with expiration dates ranging from 2009 to 2025. Litigation on patent-related matters has been prevalent in our industry and we expect that this will continue. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and the extent of future protection is highly uncertain, so there can be no assurance that the patent rights we have or may obtain will be valuable. Others may have filed, or may in the future file, patent applications that are similar or identical to ours. To determine the priority of inventions, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office that could result in substantial costs in legal fees and could substantially affect the scope of our patent protection. We cannot assure investors that any such patent applications will not have priority over our patent applications. Further, we may choose to abandon certain issued United States and international patents that we deem to be of lesser importance to our strategic direction, in an effort to preserve our financial resources. Abandonment of patents could substantially affect the scope of our patent protection. In addition, we may in future periods incur substantial costs in litigation to defend against patent suits brought by third parties or if we initiate such suits.

In addition to patent protection, we also rely upon trade secret protection for our confidential and proprietary information. There can be no assurance, however, that such measures will provide adequate protection for our trade secrets or other proprietary information. In addition, there can be no assurance that trade secrets and other proprietary information will not be disclosed, that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to or disclose our trade secrets and other proprietary information. If we cannot obtain, maintain or enforce intellectual property rights, competitors can design and commercialize competing technologies.

We may face challenges from third parties regarding the validity of our patents and proprietary rights, or from third parties asserting that we are infringing their patents or proprietary rights, which could result in litigation that would be costly to defend and could deprive us of valuable rights.

Extensive litigation regarding patents and other intellectual property rights has been common in the biotechnology and pharmaceutical industries. The defense and prosecution of intellectual property suits, United States Patent and Trademark Office interference proceedings, and related legal and administrative proceedings in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are costly and time-consuming to pursue and their outcome is uncertain. Litigation may be necessary to:

• enforce patents that we own or license;
• protect trade secrets or know-how that we own or license; or
• determine the enforceability, scope and validity of the proprietary rights of others.

Our involvement in any litigation, interference or other administrative proceedings could cause us to incur substantial expense and could significantly divert the efforts of our technical and management personnel. An adverse determination may subject us to loss of our proprietary position or to significant liabilities, or require us to seek licenses that may not be available from third parties. An adverse determination in a judicial or administrative proceeding, or a failure to obtain necessary licenses, may restrict or prevent us from manufacturing and selling our products. Costs associated with these arrangements may be substantial and may include ongoing royalties. Furthermore, we may not be able to obtain the necessary licenses on satisfactory terms, if at all. These outcomes could materially harm our business, financial condition and results of operations.

We may be exposed to liability due to product defects.

The risk of product liability claims is inherent in the testing, manufacturing, marketing and sale of our products. We may seek to acquire additional insurance for liability risks. We may not be able to obtain such insurance or general product liability insurance on acceptable terms or in sufficient amounts. A product liability claim or recall could have a serious adverse effect on our business, financial condition and results of operations.

Disclosure controls are no assurance that the objectives of the control system are met.

Although we have an extensive operating history, resources are limited for the development and maintenance of our control environment. We have a very limited number of personnel and therefore segregation of duties can be somewhat limited as to their scope and effectiveness. We believe, however, that we are in reasonable compliance with the best practices given the environment in which we operate. Although existing controls in place are deemed appropriate for the prevention, detection and minimization of fraud, theft and errors, they may result in only limited assurances, at best, that the total objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can be detected and/or prevented and as such this is a risk area for investors to consider.

Risks Related to Our Common Stock

Our common stock is traded on the OTCBB, our stock price is highly volatile, and you may not be able to sell your shares of our common stock at a price greater than or equal to the price you paid for such shares.

Our shares of common stock are currently traded on the Over the Counter Bulletin Board, or OTCBB. Stocks traded on the OTCBB generally have limited trading volume and exhibit a wide spread between the bid/ask quotation. The market price of our common stock is extremely volatile. To demonstrate the volatility of our stock price, during the nine-month period ending on September 30, 2006, the volume of our common stock traded on any given day ranged from 0 to 2,786,900 shares. Moreover, during that period, our common stock traded as low as $0.21 per share and as high as $0.46 per share, a 119% difference. This may impact an investor’s decision to buy or sell our common stock. As of September 30, 2006 there were approximately 5,200 holders of our common stock. Factors affecting our stock price include:

• our financial results;
• fluctuations in our operating results;
• announcements of technological innovations or new commercial health care products or therapeutic products by us or our competitors;
• government regulation;
• developments in patents or other intellectual property rights;
• developments in our relationships with customers and potential customers; and
• general market conditions.

Furthermore, volatility in the stock price of other companies has often led to securities class action litigation against those companies. Any such securities litigation against us could result in substantial costs and divert management's attention and resources, which could seriously harm our business and financial condition.

Our common stock may be subject to “penny stock” rules which may be detrimental to investors.

Our common stock may be, or may become, subject to the regulations promulgated by the SEC for “penny stock”. SEC regulation relating to penny stock is presently evolving, and the OTCBB may react to such evolving regulation in a way that adversely affects the market liquidity of our common stock. Penny stock currently includes any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements may adversely affect the market liquidity of our common stock.

Sales of our common stock may require broker-dealers to make special suitability determinations regarding prospective purchasers.

Our common stock may be, or may become, subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. Applicability of this rule would adversely affect the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of such common stock. Accordingly, the market for our common stock may be limited and the value negatively impacted.

We will incur expenses in connection with registration of our shares which may be significant.

We are required to pay fees and expenses incident to the registration with the SEC of the shares issued in the private placement of equity which closed on January 6, 2005 and maintain adequate disclosure in connection with such registration, including updating prospectuses and under certain circumstances, filing amended registration statements. These expenses were $302,000 in 2005, and we may incur significant additional expenses in the future related to maintaining effective registration statements for prior financings and any additional registrations related to future financings. We have also agreed to indemnify such selling shareholders against losses, claims, damages and liabilities arising out of relating to any misstatements or omissions in our registration statement and related prospectuses, including liabilities under the Securities Act. In the event such a claim is made in the future, such losses, claims, damages and liabilities arising therefrom could be significant in relation to our revenues.

Item 3.  Controls and Procedures.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we have evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2006, and, based on their evaluation, our principal executive officer and principal financial officer have concluded that these controls and procedures are effective. On January 6, 2006, we hired Michael D. Centron as our Vice President and Chief Financial Officer. We relocated our headquarters on February 15, 2006 from Portland, Oregon to Foster City, California, and on that date we terminated the employment of our financial controller. Temporary accounting facilities were established during this transition period. Our accounting procedures and disclosure controls and procedures have changed during this period, and management believes that disclosure controls and procedures have been adequately maintained during this period and that reporting controls and procedures have been improved. There has been no change in our internal control over financial reporting that occurred during our most recent fiscal quarter that has materially affected or is reasonably likely to materially affect our internal control over financial reporting.

Disclosure controls and procedures are our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosures.

PART II. OTHER INFORMATION

Item 1. Legal Proceedings.

A member of the OXIS board of directors, Steven T. Guillen, who was terminated as the President and Chief Executive Officer of OXIS on September 15, 2006, filed a lawsuit against OXIS and up to 25 unnamed additional defendants. To the date of this Report, the complaint has not been served upon OXIS or any other defendant. The complaint alleges breaches of contract relating to Mr. Guillen’s employment agreement and a promissory note that is in default, breach of implied covenant of good faith and fair dealing, wrongful termination and violation of the California Labor Code in relation to the non-payment of back pay. On March 10, 2006, we received $200,000 in exchange for an unsecured promissory note with Mr. Guillen. Interest and principal were due on September 10, 2006 and at September 30, 2006 were in default. On November 2, 2006, we repaid Mr. Guillen the principal and accrued interest due on the promissory note in the amount of $209,000 and back pay with penalties and accrued interest of $96,000. We are in ongoing negotiations with Mr. Guillen’s counsel to settle the lawsuit.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

None.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on August 1, 2006.  Set forth below is a summary of each matter voted upon at the meeting and the number of votes cast for, against, withheld or abstained.

Proposal #1: The election of Marvin S. Hausman, M.D., Steven T. Guillen, S. Colin Neill, John E. Repine, M.D. and Gary M. Post to serve on the Company’s Board of Directors:

Nominee	Total Votes For All Nominees	Total Votes Withheld From All Nominees
Marvin S. Hausman, M.D.	27,831,835	147,671
Steven T. Guillen	27,864,835	114,671
S. Colin Neill	27,823,366	156,140
John E. Repine, M.D.	27,868,705	110,801
Gary M. Post	27,832,255	147,251

Proposal #2: Amendment of the Certificate of Incorporation to increase the number of common shares authorized from 95,000,000 to 150,000,000:

Total Votes For	Total Votes Against	Abstained
27,494,463	372,270	112,773

Proposal #3: Amendment of the 2003 Stock Incentive Plan to increase the number of shares authorized from 3,600,000 to 5,600,000:

Total Votes For	Total Votes Against	Abstained
19,216,113	743,311	31,148

Item 5. Other Information.

None.

Item 6. Exhibits

See Index to Exhibits on page 53.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OXIS International, Inc.

Date: November 14, 2006	By:	/s/ Michael D. Centron
Michael D. Centron
Vice President and Chief Financial Officer

Exhibit Index

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
10.1	Engagement Letter with Ambient Advisors LLC.	8-K	5/12/06	10.1
10.2	Mutual Services Agreement between OXIS International, Inc. and BioCheck, Inc. dated June 23, 2006.	8-K	6/23/06	10.1
10.3	Renewal and Modification Promissory Note dated June 2, 2006.	8-K	7/20/06	10.1
10.4	Common Stock Purchase Warrant dated June 2, 2006.	8-K	7/20/06	10.2
10.5	Amendment #2 to Exclusive License and Supply Agreement dated July 19, 2006.	8-K	7/20/06	10.3
10.6	Form of Securities Purchase Agreement dated October 25, 2006.	8-K	10/26/06	10.1
10.7	Form of Secured Convertible Debenture dated October 25, 2006.	8-K	10/26/06	10.2
10.8	Form of Series A, B, C, D, E Common Stock Purchase Warrant dated October 25, 2006.	8-K	10/26/06	10.3
10.9	Form of Registration Rights Agreement dated October 25, 2006.	8-K	10/26/06	10.4
10.10	Form of Security Agreement dated October 25, 2006.	8-K	10/26/06	10.5
10.11	Employment Agreement between OXIS International, Inc. and Marvin S. Hausman, M.D. dated November 6, 2006.	8-K	11/13/06	10.1
10.12	Advisory Agreement between OXIS International, Inc. and Ambient Advisors, LLC dated November 6, 2006.	8-K	11/13/06	10.2
10.13	Consulting Agreement between OXIS International, Inc. and John E. Repine, M.D. dated November 6, 2006.	8-K	11/13/06	10.3

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
31.1	Certification of the Principal Executive Officer pursuant to Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.				X
31.2	Certification of the Principal Financial Officer pursuant to Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.				X
32.1	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.				X
32.2	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.				X

Exhibit 31.1
CERTIFICATION

I, Marvin S. Hausman, M.D., certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of OXIS International, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.
The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2006

/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D.
Chief Executive Officer

Exhibit 31.2
CERTIFICATION

I, Michael D. Centron, certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of OXIS International, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.
The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: November 14, 2006

/s/ Michael D. Centron
Michael D. Centron
Chief Financial Officer

Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OXIS International, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Marvin S. Hausman, M.D., Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman
Chief Executive Officer
November 14, 2006

Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of OXIS International, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), I, Michael D. Centron, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

/s/ Michael D. Centron
Michael D. Centron
Chief Financial Officer
November 14, 2006

Annex C
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 11/15/2006

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of Principal Executive Offices, Including Zip Code)

650-212-2568
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Departure of Principal Officers

Michael D. Centron, the Vice President and Chief Financial Officer of OXIS International, Inc. (“OXIS”) resigned as an officer and employee of OXIS, effective November 15, 2006.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.

Date: November 15, 2006	By:	/s/ MICHAEL D. CENTRON
Michael D. Centron
Title: Vice President and Chief Financial Officer